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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on June 5, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
JOINT REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LA QUINTA CORPORATION (Exact Name of Registrant as Specified in Its Charter)	LA QUINTA PROPERTIES, INC. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	Delaware (State or Other Jurisdiction of Incorporation or Organization)
7011 (Primary Standard Industrial Classification Code)	7011 (Primary Standard Industrial Classification Code)
95-3419438 (I.R.S. Employer Identification Number)	95-3520818 (I.R.S. Employer Identification Number)
909 Hidden Ridge, Suite 600 Irving, Texas 75038 (214) 492-6600 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	909 Hidden Ridge, Suite 600 Irving, Texas 75038 (214) 492-6600 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Francis W. Cash
President and Chief Executive Officer
La Quinta Corporation
909 Hidden Ridge, Suite 600
Irving, Texas 75038
(214) 492-6600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)
Francis W. Cash
President and Chief Executive Officer
La Quinta Properties, Inc.
909 Hidden Ridge, Suite 600
Irving, Texas 75038
(214) 492-6600
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:
Gilbert G. Menna, P.C.
Scott F. Duggan, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109-2881
(617) 570-1000

        Approximate date of commencement of proposed sale to the public:    As soon as possible after the effective date of this joint registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

8 7/8% Senior Notes due 2011	$325,000,000	100%	$325,000,000	$26,293

Guarantees of 8 7/8% Senior Notes due 2011	(2)	(2)	(3)	(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
The 8 7/8% Senior Notes due 2011 will be guaranteed by La Quinta Corporation.

(3)
No additional consideration will be paid by the recipients of the 8 7/8% Senior Notes for the guarantees. Pursuant to Rule 457(n), no separate fee is payable for the guarantees.

        The registrants hereby amend this joint registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this joint registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this joint registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding securities until the joint registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to completion, dated June 5, 2003

Prospectus

LA QUINTA PROPERTIES, INC.

Offer to Exchange up to $325,000,000 Aggregate Principal Amount of
8 7/8% Senior Notes due 2011
for
Any and All of the $325,000,000 Aggregate Principal Amount of Our Outstanding
8 7/8% Senior Notes due 2011

The exchange offer will expire at 5:00 p.m., New York City time,
on                        , 2003, unless extended.

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $325,000,000 principal amount of our 8 7/8% Senior Notes due 2011 that we issued on March 19, 2003, for $325,000,000 aggregate principal amount of our registered 8 7/8% Senior Notes due 2011. In this prospectus, we refer to the outstanding original notes as the "old notes" and the registered notes as the "new notes." The old notes and new notes are collectively referred to in this prospectus as the "notes." The old notes are currently fully and unconditionally guaranteed by La Quinta Corporation, of which we are a controlled subsidiary.

The New Notes

  •
  Maturity Date: March 15, 2011.

  •
  Interest Rate: 8 7/8% per year, payable semi-annually on March 15 and September 15 of each year, beginning September 15, 2003. Holders of new notes will receive interest from the last date on which interest was paid on the old notes or, if no interest has been paid, from March 19, 2003.

  •
  Resale: The new notes will be freely tradeable.

The Exchange Offer

  •
  Expiration: 5:00 p.m., New York City time on                        , 2003, unless we extend the expiration date. The exchange offer will not, under any circumstances, extend beyond                        , 2003.

  •
  Conditions: The exchange offer is not conditioned upon any aggregate principal amount of old notes being tendered.

  •
  Tendered Securities: All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of new notes that are registered under the Securities Act of 1933, as amended. If you fail to tender your outstanding old notes, you will continue to hold unregistered old notes, and your ability to transfer them could be adversely affected.

  •
  Withdrawal: Tenders of outstanding old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  Tax Consequences: If you tender outstanding old notes in the exchange offer, the exchange will not be a taxable event.

  •
  Trading: The new notes will not be listed on any securities exchange.

        Each broker-dealer that receives new notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. If the broker-dealer acquired the old notes as a result of market making or other trading activities, such broker-dealer may be a statutory underwriter and may use this prospectus for the exchange offer, as supplemented or amended, in connection with the resale of the new notes.

        See the section entitled "Risk Factors" that begins on page 14 for a discussion of the risks that you should consider prior to tendering your outstanding old notes for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF DOCUMENTS BY REFERENCE
FORWARD LOOKING STATEMENTS
SUMMARY
RISK FACTORS
Risks Related to Tendering Old Notes for New Notes
Risks Related to Continued Ownership of Old Notes
Risks Relating to an Investment in the New Notes
Risks Related to LQ Properties and LQ Corporation
Risks Associated with Our Industry
Risks Related to Our Business
Risks Associated With Our Investment in Real Estate
Risks Associated with LQ Properties and its Status as a REIT
SELECTED FINANCIAL DATA
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW NOTES
EXCHANGE OFFER AND REGISTRATION RIGHTS
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

ABOUT THIS PROSPECTUS

        The information contained in this prospectus was obtained from us and other sources believed by us to be reliable. This prospectus incorporates important business and financial information about La Quinta Corporation ("LQ Corporation") and its controlled subsidiary La Quinta Properties, Inc. ("LQ Properties" and together with LQ Corporation, "the La Quinta Companies") that is not included in or delivered with this prospectus.

        You should not assume that the information in this prospectus or any supplement is current as of any date other than the date on the front page of this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

        No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the La Quinta Companies. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website on the World Wide Web at www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange ("NYSE"), which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed on the NYSE.

        The La Quinta Companies maintain a website on the World Wide Web at www.LQ.com. The La Quinta Companies make available, free of charge, on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC. The information on our website is not part of or incorporated by reference in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We incorporate by reference the following documents that we have previously filed with the SEC and any future filings that we make with the SEC under Sections 13(a) or 15(d) of the Exchange Act, after the date of this prospectus and before the termination of this exchange offer:

  •
  Our joint annual report on Form 10-K for the year ended December 31, 2002, which was filed with the SEC on March 7, 2003;

  •
  LQ Corporation's proxy statement filed pursuant to Section 14(a) of the Exchange Act which was filed with the SEC on April 24, 2003;

  •
  Our joint quarterly reports on Form 10-Q for the period ended March 31, 2003, which was filed with the SEC on May 6, 2003;

  •
  LQ Properties' current report on Form 8-K, which was filed with the SEC on March 6, 2003;

  •
  Our joint current report on Form 8-K, which was filed with the SEC on March 10, 2003;

  •
  Our joint current report on Form 8-K, which was filed with the SEC on March 19, 2003;

  •
  Our joint current report on Form 8-K, which was filed with the SEC on April 24, 2003, which was amended by our joint current report on Form 8-K/A, which was filed with the SEC on May 6, 2003;

  •
  Our joint current report on Form 8-K, which was filed with the SEC on April 24, 2003; and

  •
  All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the consummation of this exchange offer.

        You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

The La Quinta Companies
909 Hidden Ridge, Suite 600
Irving, Texas 75038
Attention: Investor Relations
(214) 492-6600

        To obtain timely delivery, you must request the information no later than                        , 2003.

        This prospectus is part of a joint registration statement we filed with the SEC relating to these securities. We have incorporated exhibits into this joint registration statement. You should read the exhibits carefully for provisions that may be important to you. You may refer to the joint registration statement and the exhibits for more information about us and our securities. As permitted by the SEC, this prospectus does not contain all of the information included in the joint registration statement and the accompanying exhibits we file with the SEC. The joint registration statement and exhibits are available through the SEC's web site.

        You should rely on the information contained in this prospectus or any supplement and any information incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is in or incorporated by reference in this prospectus.

FORWARD LOOKING STATEMENTS

        This prospectus may contain statements that are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, "the Securities Act," and Section 21E of the Exchange Act. You can identify forward looking statements by the use of the words "believe," "expect," "estimate," "intend," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters.

        We cannot assure the future results or outcome of the matters described in any of those statements, which merely reflect our expectations and estimates. You should not rely on forward looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in this prospectus under the caption "Risk Factors" as well as the following:

  •
  our ability to successfully grow revenues (through our revenue initiatives or otherwise) and profitability of our lodging business and franchising program;

  •
  the availability of capital for corporate purposes including for debt repayment, acquisitions and capital expenditures;

  •
  the conditions of the capital markets in general;

  •
  competition within the lodging industry, including the franchising of the La Quinta® brand;

  •
  the cyclicality of the lodging business;

  •
  the impact of U.S. military action in Iraq and/or additional terrorist activities;

  •
  the effects of the general economic slowdown, including decreases in consumer confidence and business spending, which may continue to adversely affect our business;

  •
  our ability to generate attractive rates of return on new lodging investments;

  •
  concentration of our properties in certain geographic areas;

  •
  our ability to realize sustained labor or other cost savings;

  •
  the availability and costs of insurance for our properties and business;

  •
  our ability to comply with the financial covenants contained in our senior credit facility;

  •
  our ability to refinance our credit facility;

  •
  interruptions in transportation systems which may result in reduced business and leisure travel;

  •
  fluctuations in interest rates;

  •
  the ultimate outcome of litigation filed against us;

  •
  the enactment of legislation impacting our status as a real estate investment trust and our continuing ability to qualify as a real estate investment trust; and

  •
  other risks described from time to time in the documents incorporated by reference herein and otherwise in our annual, quarterly and current reports filed with the SEC.

        You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        This summary highlights what we believe to be the material information appearing in other sections of this prospectus. However, it likely does not contain all the information that is important to you or that you should consider before exchanging your old notes for new notes. You should carefully read this prospectus and the documents incorporated by reference and should consider consulting with your own legal and tax advisors to understand fully the terms of the exchange offer and the new notes. Except as otherwise indicated, when used in this prospectus, the term "LQ Corporation" refers to collectively La Quinta Corporation and those entities owned or controlled by LQ Corporation (but excluding La Quinta Properties, Inc.) and the term "LQ Properties" refers to collectively La Quinta Properties, Inc. and those entities owned or controlled by LQ Properties. References to "we," "us," "our," "the companies," "the La Quinta Companies," "La Quinta" or similar expressions in this prospectus refer collectively to LQ Corporation and LQ Properties, and their subsidiaries, and their predecessor entities for the applicable periods, considered as a single enterprise.

THE LA QUINTA COMPANIES

General

        La Quinta is one of the largest owner/operators of limited-service hotels in the United States. We provide clean and comfortable guest rooms at affordable prices in convenient locations. Our system of owned and franchised hotels contains 352 La Quinta Inns® and La Quinta Inn & Suites®, representing approximately 43,000 rooms in 33 states, of which 284 La Quinta Inns and La Quinta Inn & Suites, representing approximately 37,000 rooms in 28 states, are owned by us (6 La Quinta Inns are located on land that is leased from third parties).

        We strive to design hotels that attract both business and leisure travelers seeking consistently clean and comfortable rooms that are generally comparable to those of mid-priced, full service hotels, but at lower average room rates. We believe that by not providing full service, management-intensive facilities and services, such as in-house restaurants, cocktail lounges or room service, that typically carry high fixed costs and low margins, we are able to deliver a product that satisfies our customers' needs and price expectations, while also permitting us to concentrate on the variable cost structure and the high-margin nature of our limited service product.

        In late 2000, we initiated a program to license the use of our La Quinta brand through franchising. Our franchising activities include both the franchising of newly constructed hotel properties, as well as the conversion of existing hotel properties that meet our quality specifications. We currently operate our franchising program through La Quinta Franchising LLC, a wholly owned subsidiary of La Quinta Inns, Inc. As of March 31, 2003, our franchisees operated 35 La Quinta Inns and 33 La Quinta Inn & Suites representing approximately 6,000 rooms under our brands.

        Our primary focus is the lodging business. We conduct the majority of our business and make our investments through one principal business unit which owns and operates our lodging real estate assets. Our key strategies include increasing profits from our company-owned hotels, growing our franchising program and selectively investing our available capital to pursue hotel acquisitions, development and redevelopment opportunities and strategic acquisitions to expand our brand offering and/or geographic territory.

        LQ Corporation was incorporated in the State of Delaware on August 23, 1979. LQ Properties, a self-administered real estate investment trust, or REIT, was incorporated in the State of Delaware on August 23, 1979. LQ Properties is a controlled subsidiary of LQ Corporation. LQ Corporation and LQ Properties' principal executive offices are located at 909 Hidden Ridge, Suite 600, Irving, Texas 75038 and our telephone number is (214) 492-6600.

Additional Information

        For a more complete description of our business and properties, you should refer to our joint annual report on Form 10-K for our fiscal year ending December 31, 2002, our most recently completed fiscal year as of the date of this prospectus and to our joint quarterly report for our fiscal quarter ending March 31, 2003.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer	We are offering to exchange up to $325,000,000 aggregate principal amount of the new notes for up to $325,000,000 aggregate principal amount of the old notes.
The terms of the new notes are identical in all material respects to the old notes except that the new notes will not contain the terms with respect to transfer restrictions, registration rights and payments of additional interest that relate to the old notes. The new notes and the old notes will be governed by the same indenture dated March 19, 2003.
Outstanding old notes may be tendered, and will be exchanged, only in minimum denominations of $1,000 and integral multiples of $1,000. New notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000.
Registration Rights Agreement	We issued $325,000,000 aggregate principal amount of the old notes on March 19, 2003 in a private offering. In connection with the private offering, we and Lehman Brothers, Inc., on behalf of CIBC World Markets Corp., J.P. Morgan Securities Inc., Fleet Securities, Inc. and Credit Lyonnaise Securities (USA) Inc., the initial purchasers in the private offering, entered into an exchange and registration rights agreement, or registration rights agreement, that granted the holders of the old notes issued in the private offering exchange and registration rights. Specifically, in the registration rights agreement, we agreed to file, on or before August 16, 2003, this exchange registration statement with respect to a registered offer to exchange the old notes for the new notes. We also agreed to use our reasonable best efforts to complete the exchange offer on or before October 15, 2003. We also agreed to use our reasonable best efforts to consummate the exchange offer on or before November 14, 2003, unless a longer period of time is required by federal securities laws. If we fail to fulfill our obligations under the registration rights agreement, additional interest will accrue on the old notes at a rate of $0.05 per week per $1,000 principal amount of the old notes for the first 90 day period immediately following failure to meet any of the deadlines listed above. The amount of the additional interest will increase by an additional $0.05 per week per $1,000 principal amount of the old notes for each subsequent 90 day period until all defaults have been cured, with a maximum of $0.50 per week per $1,000 principal amount of the old notes.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we extend the exchange offer. The exchange offer will not, under any circumstances, be extended beyond , 2003.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or applicable interpretation of the staff of the SEC. Please read the section entitled "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer. We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of any of the conditions.
Procedures for Tendering Old Notes	The old notes were issued as global securities. Beneficial interests which are held by direct or indirect participants in The Depository Trust Company, or DTC, as shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.
If you are a holder of old notes held in book-entry form and you wish to tender your old notes pursuant to the exchange offer, you must transmit to the exchange agent, on or prior to the expiration date either:
• a written or facsimile copy of an executed letter of transmittal and all other required documents to the address set forth on the cover page of the letter of transmittal; or
• a computer-generated message transmitted by means of DTC's Automated Tender Offer Program system, and forming a part of confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.
The exchange agent must also receive on or prior to the expiration date a timely confirmation of the book-entry transfer of your old notes into the exchange agent's account at DTC, in accordance with the procedures described for book-entry transfer in this prospectus under the heading, "The Exchange Offer—Procedures for Tendering Old Notes."
By tendering your old notes, you will represent to us in writing that, among other things:
• you are not our affiliate (within the meaning of Rule 405 under the Securities Act);
• you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act; and
• the new notes you receive will be acquired in the ordinary course of business.
Furthermore, if you are a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, you will acknowledge to us that you will deliver a prospectus in connection with any resale of such new notes.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of those book-entry interests or you own a beneficial interest in outstanding old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.
If you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer—Procedures for Tendering Old Notes."
Guaranteed Delivery Procedures	If you wish to tender your old notes in the exchange offer but the required documentation cannot be completed by the expiration date or the procedures for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedures described in "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery."
Effect of Not Tendering	Old notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to existing restrictions upon transfer of the old notes.
The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes.
Furthermore, you will not necessarily be able to require us to register your old notes under the Securities Act and you will not be able to resell, offer to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.
Broker-Dealers	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of at least 90 days after the consummation of the exchange offer, we shall use our reasonable best efforts to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
Any broker-dealer who acquired old notes from us may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in order to resell the old notes or the new notes.
Withdrawal Rights	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, the exchange agent must receive a notice of withdrawal at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. We will return to you, without charge, promptly after the expiration or termination of the exchange offer any old notes that you tendered but were not accepted for exchange.
Tax Consequences
United States Holders	The exchange of unregistered old notes for registered new notes in the exchange offer will not constitute an exchange for U.S. federal income tax purposes and you will not recognize a gain or loss if you exchange your unregistered old notes for registered new notes. You must generally include the interest on the new notes in ordinary income in accordance with your regular method of accounting. Generally, you will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of a new note. See "United States Federal Income Tax Consequences—Taxation of Holders Who Are U.S. Persons."
Non-United States Holders	The exchange of unregistered old notes for registered new notes will not constitute an exchange for U.S. federal income tax purposes. You generally will not be subject to United States federal withholding tax on any interest paid on the new notes or any gain realized on a sale or other disposition of the new notes provided you comply with applicable certification requirements. In certain circumstances, you may be subject to regular United States income tax on certain income from the new notes in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on your effectively connected earnings and profits for the taxable year, subject to certain adjustments. See "United States Federal Income Tax Consequences—Taxation of Holders Who Are Non-U.S. Persons."

Acceptance of Old Notes and Delivery of New Notes	We will accept for exchange any and all old notes that are properly tendered in the exchange offer prior to the expiration date. See "The Exchange Offer—Procedures for Tendering Old Notes." The new notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.
Exchange Agent	We have appointed U.S. Bank Trust National Association as the exchange agent for the exchange offer. The mailing address and telephone number of the exchange agent are: U.S. Bank Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55101, (651) 244-8161. See "The Exchange Offer—Exchange Agent."
Fees and Expenses	We will pay all expenses related to this exchange offer. See "The Exchange Offer—Fees and Expenses."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

SUMMARY OF TERMS OF THE NEW NOTES

Issuer	La Quinta Properties, Inc., a Delaware corporation
New Notes	$325,000,000 in aggregate principal amount of 8 7/8% Senior Notes due 2011.
Maturity Date	March 15, 2011.
Interest Rate and Payment Dates	8 7/8% per annum. Interest will be payable semi-annually, in cash, on March 15 and September 15, beginning September 15, 2003.
Mandatory Redemption	None.
Guarantee	LQ Properties' payment obligations under the new notes will be fully and unconditionally guaranteed on a senior basis by LQ Corporation.
Security	The new notes and guarantee will be secured on an equal and ratable basis with other senior indebtedness, including indebtedness under the senior credit facility, by a pledge of the equity interests of substantially all of the subsidiaries of LQ Properties and LQ Corporation for so long as that indebtedness, other than the senior credit facility, remains secured.
Optional Redemption	We may redeem some or all of the new notes at any time prior to March 15, 2007, pursuant to a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption. We may redeem all or part of the new notes on or after March 15, 2007 at the prices set forth in this prospectus. In addition, before March 15, 2006, we may redeem up to 35% of the aggregate principal amount of the new notes with the proceeds of one or more public offerings of common equity of LQ Corporation and/or LQ Properties at a redemption price equal to 108.875% of the principal amount of the new notes plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided that at least 65% of the original principal amount of the new notes remains outstanding immediately after each such redemption. See "Description of New Notes—Optional Redemption."
Change of Control	In the event of a change of control of LQ Properties or LQ Corporation, you will have the right to require us to purchase all or any part of your new notes at a purchase price in cash equal to 101% of the aggregate principal amount of the new notes, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the New Notes—Repurchase at the Option of the Holders—Change of Control."
Ranking	The new notes will be our senior obligations and will rank equally with all of our existing and future senior debt and senior to all of our subordinated debt.

On a pro forma basis as of March 31, 2003, after giving effect to the private offering and the application of the proceeds from the private offering, we, on a consolidated basis, had $914,727,000 of indebtedness outstanding, all of which indebtedness is senior indebtedness and is equally and ratably secured by the pledge of the equity interests of substantially all of LQ Corporation and LQ Properties' subsidiaries.
Covenants	The indenture under which the new notes will be issued limits our ability to:
	•	incur indebtedness and issue certain capital stock;
	•	pay dividends or other distributions;
	•	repurchase equity interests and subordinated indebtedness, or make other specified restricted payments;
	•	consummate specific asset sales;
	•	enter into certain transactions with affiliates;
	•	make certain investments;
	•	create or incur some liens; or
	•	merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.
All of these limitations and prohibitions have a number of important qualifications and exceptions. Please refer to the section of this prospectus entitled "Description of New Notes—Covenants" and "Description of New Notes—Repurchase at the Option of Holders—Asset Sales."
Fall-Away Covenants	Under the indenture governing the new notes, in the event the new notes are rated investment grade and no default or event of default has occurred and is continuing at that time, many of the covenants described above will no longer apply.
Exchange Offer, Registration Rights, Liquidated Damages	In the registration rights agreement, we agreed to file, on or before August 16, 2003, this exchange registration statement with respect to a registered offer to exchange the old notes for the new notes. Alternatively, if the exchange offer cannot be completed or some holders are not able to participate in the exchange offer, we agreed to file a shelf registration statement for the resale of the old notes.
If we do not complete the exchange offer or cause a registration statement covering resales to become effective within prescribed time periods, additional interest will accrue on the old notes at a rate of $0.05 per week per $1,000 principal amount of the old notes for the first 90 day period immediately following failure to meet any of the deadlines. The amount of the additional interest will increase by an additional $0.05 per week per $1,000 principal amount of the old notes for each subsequent 90 day period until all defaults have been cured, with a maximum of $0.50 per week per

$1,000 principal amount of the old notes. This exchange offer is being made to satisfy the requirements of the registration rights agreement.
Absence of Public Market for the New Notes	The old notes were and the new notes will be new issues of securities and will not be listed on any securities exchange or included in any automated quotation system. At the time of the private offering, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the old notes or any new notes issued in the exchange offer at any time in their sole discretion. The old notes are eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc., but the new notes will not be eligible for trading in that market.
Transfer Restrictions	The old notes have not been registered under the Securities Act and are subject to restrictions on transfer. The new notes have been registered under the Securities Act and are not subject to those restrictions.
Form and Denominations	The new notes will be issued in the form of one or more fully registered global notes, without coupons, in denominations of $1,000 in principal amount and integral multiples of $1,000. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of DTC. New notes in certificated form will be issued in exchange for the global notes only under limited circumstances.

RISK FACTORS

        An investment in the notes involves risks. You should consider carefully the information set forth in this section and all the other information provided to you or incorporated by reference in this prospectus before deciding whether to exchange your old notes for new notes.

Risks Related to Tendering Old Notes for New Notes

Purchasers of the new notes may not be able to sell the new notes since there may not be an active trading market for the new notes.

        The new notes are a new issue of securities with no established trading market. We do not intend to list the new notes on any securities exchange. An active trading market for the new notes may not develop or last, in which case the value of the new notes could be adversely affected. The value of the new notes will depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic conditions; and

  •
  our financial condition, performance and prospects.

You must carefully follow the required procedures in order to exchange your old notes.

        The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of a duly executed letter of transmittal and all other required documents. Therefore, if you wish to tender your old notes, you must allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to notify you of defects or irregularities which respect to tenders of old notes for exchange. Any holder of old notes who tenders in the exchange offer for purpose of participating in a distribution of the new notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker or dealer that receives new notes for its own account in exchange for old notes that were acquired in market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Investors may find it difficult to trade the notes.

        There is currently no public market for the old notes. The new notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the new notes on a securities exchange or on any automated dealer quotation system. At the time of the private offering of the old notes, the initial purchasers informed us that they intended to make a market in the new notes after the exchange offer is completed. However, the initial purchasers may discontinue their market-making activities at any time. Any such market-making will be subject to the limitations imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer. The old notes are eligible for trading in the PORTAL Market of the National Association of Securities Dealers, Inc., but the new notes will not be eligible for trading in that market.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

        Based on several no-action letters issued by the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "The Exchange Offer," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act (including being named a selling securityholder)

to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to Continued Ownership of Old Notes

If you do not exchange old notes for new notes, transfer restrictions will continue and trading of the old notes may be adversely affected.

        The old notes have not been registered under the Securities Act and are subject to substantial restrictions on transfer. Old notes that are not tendered for exchange or are tendered but are not accepted will, following completion of the exchange offer, continue to be subject to existing restrictions upon transfers. We do not currently expect to register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for the old notes, if any, could be adversely affected. See "The Exchange Offer—Consequences of Failure to Exchange."

The trading market for unexchanged old notes could be limited.

        The trading market for unexchanged old notes could become significantly more limited after the exchange offer due to the reduction in the amount of old notes outstanding upon consummation of the exchange offer. Therefore, if your old notes are not exchanged for new notes in the exchange offer it may become more difficult for you to sell or otherwise transfer your old notes. This reduction in liquidity may in turn reduce the market price, and increase the price volatility, of the old notes. There is a risk that an active trading market in the unexchanged old notes will not exist, develop or be maintained and we cannot give you any assurances regarding the prices at which the unexchanged old notes may trade in the future.

Risks Relating to an Investment in the New Notes

Our substantial indebtedness could adversely affect our financial health.

        We have now and will continue to have a significant amount of indebtedness. On March 31, 2003, on a pro forma basis after giving effect to the private offering and the application of the proceeds therefrom, we had a total indebtedness of $914,727,000. After giving pro forma effect to the private offering and the application of the proceeds therefrom, $479,744,000 of our debt will become due prior to March 2011. Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the new notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, marketing, franchising and development efforts and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt; and

  •
  limit our ability to borrow additional funds.

Our senior credit facility contains certain financial covenants that we may not meet and, if violated, could limit our ability to continue to borrow under, or extend the maturity date of, our senior credit facility and, under certain circumstances, could accelerate the amount due under our senior credit facility.

        We depend upon our senior credit facility for a portion of our operating funds. Our senior credit facility currently matures on January 4, 2004. Our senior credit facility subjects us to financial covenants, including restrictions on our ability to engage in certain activities. Several factors, including the economic downturn, terrorist attacks and their aftermath and the military action in Iraq, have had an adverse effect on the lodging business. As a result, there is a risk that we may not meet one or more of these financial covenants. Furthermore, we may be unable to further amend our senior credit facility to provide for covenants that we will be able to meet in the currently challenging environment. If we violate or fail to comply with any of the financial or other covenants in our senior credit facility, there may be a material adverse effect on us. Most notably, we may be unable to extend the maturity date of, or borrow additional funds under our credit facility and, further, the outstanding debt under our senior credit facility could become immediately due. If we do not satisfy a covenant, we intend to request a waiver or amendment from our bank group. However, we cannot assure you that the lenders under our senior credit facility will be agreeable to such a waiver or amendment.

We may have to rely on external sources of capital to repay our debt and to pursue our strategic objectives.

        We may have to rely on third party sources of capital in order to repay our debt, fund capital expenditures and otherwise pursue our strategic objectives. These external sources of capital may or may not be available on favorable terms or at all. Our access to third party sources of capital depends upon a number of factors, including general market conditions, the market's perception of our growth potential and risk characteristics of our underlying business operations, our overall debt levels, our current and potential future earnings and cash flow and the market price of our securities. Moreover, additional equity offerings may result in the substantial dilution of our stockholders' interests and additional debt financings may further leverage us. If we are unable to access third party sources of capital on terms favorable to us, we may be delayed in implementing capital improvements or in pursuing our growth strategy, which could reduce our revenue or operating income.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors, including those that are beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the new notes, and to fund planned capital expenditures and marketing, franchising and development efforts will depend on our ability to generate cash in the future. Our ability to generate cash, to a certain extent, is, among other things, subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

        We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the new notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the new notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the new notes, on commercially reasonable terms or at all.

The new notes will be effectively subordinated to our senior credit facility which is guaranteed by our subsidiaries.

        Indebtedness under our senior credit facility is guaranteed by all subsidiaries of LQ Corporation and LQ Properties, while the new notes are not so guaranteed. Accordingly, the new notes are effectively subordinated to the senior credit facility. In the event of bankruptcy, liquidation or similar events with respect to these subsidiaries, the assets held in each of our subsidiaries that guarantee the senior credit facility will be available to pay our obligations under the new notes only after all debt obligations under the senior credit facility, as well as other debt obligations of such non-guarantor subsidiaries and obligations to their trade creditors, have been satisfied. Under the indenture, non-guarantor subsidiaries are permitted to incur indebtedness other than under the senior credit facility in a maximum aggregate amount of $15,000,000.

        While we do not currently have any debt secured by mortgages on our lodging properties, the indenture under which the new notes are issued does not prohibit us from incurring such debt, subject to limitations. If we incur any such secured indebtedness, the new notes will be effectively subordinated to claims by holders of such debt. If we were unable to meet our obligations on such mortgages, the properties subject to the mortgage could be foreclosed upon, and the value of the properties encumbered by mortgages would not be available to pay obligations under the new notes until after the mortgage indebtedness has been repaid in full from those assets.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

        If any guarantees are voided, we cannot assure you that, after providing for all prior claims, there will be sufficient assets remaining to satisfy the claims of the holders of the new notes.

The indenture permits us to designate at will subsidiaries to be unrestricted.

        The indenture contains provisions that permit the board of directors of LQ Corporation to designate a restricted subsidiary, other than LQ Properties, as an unrestricted subsidiary. Any subsidiary that is designated unrestricted will not be subject to the covenants in the indenture and, as a result, will be able to incur indebtedness, create mortgages, pledges or other liens upon its principal property and engage in sale and lease-back transactions. LQ Corporation has not declared any subsidiaries as unrestricted subsidiaries.

We may not have the ability to raise the funds necessary to finance a change in control offer.

        If we were to experience a change of control, the indenture requires us to offer to purchase all of the outstanding notes governed by the indenture. Our failure to repay holders tendering notes upon a change of control will result in an event of default under all such notes. A change of control, or an event of default under the notes may also result in an event of default under our senior credit facility, which may result in the acceleration of the maturity of all of our outstanding indebtedness. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay all of our indebtedness or to purchase all of the outstanding notes. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain such financing on satisfactory terms or at all. See "Description of the New Notes—Repurchase at the Option of Holders—Change in Control."

Risks Related to LQ Properties and LQ Corporation

Risks Associated with Our Industry

Our strategic focus on lodging related properties exposes our investors to risks common in this industry that may adversely affect an investment in our securities, including a number of risks that could have an adverse effect on our lodging related business.

        Our economic performance and, consequently, the value of our securities, are subject to the risk that if our properties do not generate revenues to meet our operating expenses, including debt service and capital expenditures, our cash flow will be adversely affected. The following factors, common in the lodging industry, may adversely affect the revenues generated by, or expenses incurred by, our hotel properties, including:

  •
  changes in the national, regional and local general economic climate, including the severity and duration of the current economic downturn;

  •
  weather conditions;

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  competition from comparable hotels, many of which have greater marketing and financial resources than our hotel-operating business;

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  the desirability of particular locations;

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  the quality, philosophy and performance of the lodging facility managers and supervisors;

  •
  changes in product preferences;

  •
  decreases in the demand for lodging facilities as a result of technological developments;

  •
  availability of qualified labor;

  •
  decreases in room rates to meet market conditions or stimulate demand;

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  increases in operating costs;

  •
  capability of management information systems;

  •
  the need for capital to reinvest in order to periodically repair and upgrade our lodging facilities;

  •
  sudden changes in travel patterns caused by factors such as terrorist attacks and U.S. military action;

  •
  increases in travel expenses that reduce business and leisure travel; and

  •
  fluctuating and seasonal demands of business travelers and tourism and the relationship, generally, between supply of and demand for hotel rooms (an oversupply of hotel properties or a reduction in demand for hotel rooms).

The political and economic climate and other world events affecting safety and security could adversely affect lodging demand and could harm our future revenues and profitability.

        Lodging demand has been, and is expected to continue to be, affected by the public's attitude towards the safety of travel and the international political climate. The military action against Iraq, events such as the terrorist attacks in the U.S. on September 11, 2001 and the threat of additional attacks, and the resulting political instability and concerns over safety and security aspects of traveling have had a significant adverse impact on lodging demand and may continue to do so in the future. Economic or political changes that reduce disposable income or consumer or business confidence may affect demand for hotel rooms, which in many cases are discretionary purchases. Decreases in lodging demand could lead to price discounting which, in turn, could reduce the profitability of our business.

We operate in a very competitive market, which may limit our operating margins, diminish our market share and reduce our earnings.

        Our hotels generally operate in markets that contain numerous competitors, including a wide range of lodging facilities offering full service, limited-service and all-suite lodging options to the public. The continued success of our hotels will be substantially dependent upon our ability to compete in such areas as affordable and competitive room rates, quality of accommodations, name recognition, service level and convenience of locations. Additionally, an increasing supply of hotel rooms in our market segment, and consolidations in the lodging industry generally, have resulted in the creation of several large, multi-branded hotel chains with diversified operations that may adversely impact our business, financial condition and results of operations. Moreover, full service hotels have recently begun lowering their rates to a level comparable to those of limited service hotels such as ours which, in turn, has increased competitive pressure in our market. Furthermore, we cannot assure you that competing hotels will not provide greater competition for guests than currently exists in the markets in which our hotels operate or that new hotels will not enter such markets.

Our lodging related business and operations are subject to extensive legislation and other governmental regulation.

        Our lodging business is subject to extensive federal, state and local regulation, including building and zoning requirements, all of which can prevent, delay, make uneconomical or significantly increase the cost of developing additional lodging facilities. In addition, our lodging business and hotel operators are subject to laws governing their relationship with employees, including minimum wage and overtime payment requirements, rules pertaining to working conditions, work permit requirements and discrimination and other claims. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees will increase operating costs and, in turn, could adversely affect our business, financial condition and results of operations.

        We may also incur significant costs complying with other statutes and regulations, such as the Americans with Disabilities Act. Our properties are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these requirements, we could incur fines or damage awards to private litigants. However, we do not know whether existing requirements will change or whether compliance with future requirements will include significant unanticipated expenditures that will affect our cash flow and results from operations.

We may utilize joint venture partnerships, which we may have limited control over, for hotel acquisitions and/or development.

        We may acquire and/or develop hotel properties through joint ventures with third parties. We currently have two joint ventures which are consolidated with our financial statements. Joint venturers often share control over the operation of the joint venture assets. Actions by a co-venturer could subject such assets to additional risks, including:

  •
  our co-venturers might have economic or business interests or goals that are inconsistent with our interests or goals;

  •
  our co-venturers may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; and

  •
  our co-venturers could go bankrupt, leaving us liable for their share of joint venture liabilities.

        Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take actions binding on the joint venture without our consent.

Our failure to obtain and maintain proper insurance on our properties and our business could have a material adverse effect on us.

        We are responsible for insuring our properties, including our lodging related properties, as well as for obtaining the appropriate insurance coverage to reasonably protect our interests in the regular course of business. Additionally, each of our leases and loans typically specifies that comprehensive insurance be maintained on each of our properties, including liability, fire and extended coverage. There are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods or terrorist acts, that may be uninsurable or not economically insurable. We will use our discretion in determining amounts, coverage limits and deductibility provisions of insurance, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms. The events of September 11, 2001 and their aftermath have made it difficult to obtain certain types of insurance and are causing the cost of insurance to increase. We may not be able to obtain or renew insurance policies, or, if we are able to obtain or renew our coverage, it may be at a significantly higher cost than our historic experience. As a result, we may be forced to carry insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full current market value or current replacement cost of our lost investment and, also, may result in certain losses being totally uninsured. Inflation, changes in building codes, zoning or other land use ordinances, environmental considerations, lender imposed restrictions and other factors also might make it infeasible for us to use insurance proceeds to replace the property after it has been damaged or destroyed. Under such circumstances, the insurance proceeds, if any, that we receive might not be adequate to restore our economic position with respect to such property.

        In addition, insurance coverage for our properties and for casualty losses does not customarily cover damages that are characterized as punitive or similar damages. As a result, any claims or legal proceedings, or settlement of any such claims or legal proceedings that result in damages that are characterized as punitive or similar damages may not be covered by our insurance. If these types of damages are substantial, our financial resources may be adversely affected.

Risks Related to Our Business

Our lodging related properties are geographically concentrated which exposes our business to the effects of geographically oriented events and occurrences.

        Our hotels are concentrated in the western and southern regions of the United States. Specifically, for 2002, approximately 40% of our owned rooms are located in ten geographic markets with approximately 39% of our room revenues generated from those geographic markets. As a result, our lodging properties are particularly sensitive to adverse economic and competitive conditions and trends in those regions and markets and such conditions and trends could adversely affect our business, financial condition and results of operations. The concentration of lodging properties in one region or in a limited number of markets may expose us to risks of adverse economic developments, or adverse climate or weather conditions which are greater than if our portfolio were more geographically diverse.

We may be unsuccessful in increasing our cash flow from our company-owned hotels.

        We may not be successful in our strategy of increasing cash flow though increased profit contributions from our company-owned hotels due to the following factors:

  •
  we may be unsuccessful in controlling costs;

  •
  demand may not increase for our hotel rooms;

  •
  we may not be successful in attracting new corporate business and leisure customers; and

  •
  our marketing and sales efforts may not result in increasing our revenue per available room, or RevPAR.

We must successfully compete for franchisees or our franchising program will not develop into a meaningful component of our lodging business.

        The lodging business is a heavily franchised industry. While the La Quinta brand has been in existence since 1968, we just introduced the franchising program in the fall of 2000. Some of our competitors may have substantially greater marketing and financial resources, greater brand distribution and/or greater financial incentives than we do. We must still compete successfully against these other lodging competitors in order to successfully grow our franchising program and develop it into a long-term meaningful component of our lodging business.

Our franchising program depends upon third party owners/operators who may not fulfill their franchising obligations, including failing to make timely payments to us and failing to maintain quality control over the use of the La Quinta brand.

        The success of our franchise program is dependent upon the manner in which our franchisees adhere to their respective franchise agreements and operating standards, which include:

  •
  timely payment of royalties and other fees;

  •
  ongoing capital expenditures and maintenance; and

  •
  proper usage and protection of the La Quinta brand and related trademarks.

        In addition, while we have contractual controls over each franchisee, we do not have control over the day-to-day operations of franchisees. As a result, third party franchisees may not appropriately use and protect our La Quinta brand, which may decrease its value or expose it to legal challenges.

Our strategy of developing and redeveloping lodging properties may not generate the economic returns we expect.

        Our strategy includes current and future development and redevelopment activities. These activities are subject to risks because, among other reasons:

  •
  we may be unable to proceed with the development and redevelopment of properties because we cannot obtain financing upon terms that are favorable to us or at all;

  •
  we might not find appropriate, strategically located properties at commercially reasonable prices;

  •
  our redevelopment efforts may not produce desired operating results;

  •
  developed properties may not meet stipulated minimum returns; and

  •
  we may be unable to obtain, or may be delayed in obtaining, required building permits and authorizations.

        In addition, we may from time to time experience shortages of materials or qualified trades people or substantial increases in the cost of certain construction materials or labor. This may result in longer than normal construction and remodeling periods, loss of revenue and increased costs.

        Furthermore, we generally rely heavily on local contractors, who may be inadequately capitalized or understaffed. The inability or failure of one or more local contractors to perform its obligations may result in construction or remodeling delays, increased costs and loss of revenue which could adversely affect our business, financial condition and results of operations.

We may be unsuccessful in identifying and completing acquisition opportunities of other lodging hotels and/or brands, which would limit our ability to implement our long-term growth strategies.

        We compete with other lodging and leisure companies for potential hotel and/or brand acquisition opportunities. Some of these competitors may have substantially greater financial resources than we do and may be able to pay more to acquire properties than we are able to pay. These entities may be able to accept more risk than we choose to manage, including risks of a company's creditworthiness, brand identification or geographic location. Competition may generally reduce the number of acquisition opportunities that we believe are suitable. In addition, competition for properties may increase the cost of acquiring properties and/or brands.

Investment returns from our acquisitions of other lodging hotels and/or brands may be lower than anticipated.

        Even if we are able to successfully identify and acquire other lodging hotels and/or brands, such new acquisitions may fail to perform as expected or we may be unable to make acquisitions on favorable terms. Additionally, we may underestimate the costs necessary to bring an acquired property up to standards established for its intended market position or the costs to integrate an acquired property or brand with our existing operations.

We depend on our key personnel for the future success of our business.

        Our future success and our ability to manage future growth depend, in large part, upon the efforts of our senior management and our ability to attract and retain key officers and other highly qualified personnel. Competition for such personnel is intense. There can be no assurance that we will continue to be successful in attracting and retaining qualified personnel. The loss of their services could have a significant adverse effect on our operations.

Changes in market conditions could adversely affect the market price of our securities.

        As with other securities, the value of our securities depends on various market conditions, which may change from time to time. Among the market conditions that may affect the value of our securities are the following:

  •
  the extent of investor interest in us;

  •
  the attractiveness of our securities in comparison to other securities, including securities issued by other real estate-based or lodging related companies;

  •
  our financial performance; and

  •
  general stock and bond market conditions.

        The market value of our securities is based primarily upon the market's perception of our growth potential, including current and potential future earnings and cash flow, the value of our assets, including real estate and the La Quinta brand and our current debt levels. Additionally, if our future earnings are less than expected, it is likely that the value of our securities will diminish.

We are exposed to litigation that could result in a substantial adverse affect on our business, financial condition and results of operations.

        There could be a substantial adverse affect on our business, financial condition and results of operations if we are not successful in defending or reaching a settlement with respect to the litigation currently pending against us, including an intellectual property infringement claim. Although we are pursuing settlements with terms favorable to us and/or aggressively defending the lawsuits that have been filed against us, we may not be successful in these efforts. If the ultimate outcome of litigation against us is not resolved in our favor, we could be exposed to considerable financial liabilities, significant portions of which may not be recoverable from our insurance providers. Any judgment against us involving intellectual property infringement decisions could also include an injunction prohibiting or limiting the use of our trademarks.

There is a possibility that there will be amendments to or elimination of the pairing arrangement.

        Each share of common stock of LQ Corporation is paired and trades together with the Class B common stock of LQ Properties. Currently, the LQ Corporation or LQ Properties' respective boards of directors may modify or eliminate this pairing arrangement without the consent of the stockholders of LQ Corporation and LQ Properties.

In certain circumstances, LQ Properties' Board of Directors could terminate LQ Properties' status as a REIT.

        The LQ Properties board of directors may, under certain circumstances, terminate LQ Properties' status as a REIT without the consent of its stockholders.

Risks Associated With Our Investment in Real Estate

Real estate investments are subject to numerous risks.

        Because we own and lease hotels and other real property generally affiliated with or adjacent to our hotels, we are subject to the risks that generally relate to investments in real property. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, as well as the expenses incurred. In addition, a variety of other factors, many of which are beyond our control, affect income from properties and real estate values, including:

  •
  changes in national economic conditions;

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  changes in local economic conditions and neighborhood characteristics;

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  changes in interest rates;

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  changes in the availability, cost and terms of loans;

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  the impact of present or future environmental legislation and compliance with environmental laws;

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  the ongoing need for capital improvements, particularly in older structures;

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  changes in other operating expenses;

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  increases in the real property taxes that we pay;

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  the failure of our tenants to perform their obligations under their leases;

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  adverse changes in governmental rules and fiscal policies;

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  condemnation and adverse changes in zoning laws;

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  civil unrest;

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  acts of God, including earthquakes and other natural disasters (which may result in uninsured losses); and

  •
  other factors, such as war or terrorist attacks.

The illiquidity of real estate as an investment limits our ability to sell properties quickly in response to market conditions.

        Real estate investments are relatively illiquid and, therefore, cannot be purchased or sold rapidly in response to changes in economic or other conditions. Buyers may not be identified quickly, such buyers may not be able to secure suitable financing to consummate a transaction or we may not be able to sell such property on terms favorable to us. Furthermore, sales of certain appreciated property could generate material adverse tax consequences, which may affect our ability to sell properties in response to market conditions.

We are subject to real property taxes, which are subject to significant changes by taxing authorities, which could, in turn, increase our operating expenses.

        Our properties are subject to real property taxes. The real property taxes may increase or decrease as property tax rates change and as the values of properties are assessed and reassessed by taxing authorities. Real property taxes may increase even if property level cash flows substantially decrease. As a result, increases in property taxes may adversely affect our financial condition and results of operations.

Potential liability for environmental contamination could result in substantial costs or restrictions on the use of our properties, which could decrease our revenue, increase our operating costs or increase our capital expenditures.

        Environmental problems are possible and can be costly. It could be discovered that some of our properties are not in compliance with applicable environmental laws. Additionally, under federal, state and local environmental laws, ordinances and regulations, we may be required to investigate and clean up the effects of releases of hazardous or toxic substances or petroleum products at our properties, regardless of our knowledge or responsibility, simply because of our current or past ownership or operation of those particular real estate properties. If unidentified environmental problems arise, we may have to make substantial payments, which could adversely affect our business, financial condition and results of operations because:

  •
  as owner or operator, we may have to pay for property damage and for investigation and clean-up costs incurred in connection with the contamination;

  •
  the law typically imposes clean-up responsibility and liability regardless of whether the owner or operator knew of or caused the contamination;

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  even if more than one person may be responsible for the contamination, each person who shares legal liability under the environmental laws may be held responsible for all of the clean-up costs; and

  •
  governmental entities and third parties may sue the owner or operator of a contaminated site for damages and costs.

        These costs could be substantial and, in extreme cases, could exceed the value of the contaminated property. The presence of hazardous or toxic substances or petroleum products or the failure to properly remediate contamination may materially and adversely affect our ability to borrow against, sell or rent an affected property. In addition, applicable environmental laws create liens on contaminated sites in favor of the government for damages and costs it incurs in connection with a contamination.

The presence, maintenance and removal of asbestos in our properties could result in fines and penalties.

        Environmental laws also govern the presence, maintenance and removal of asbestos. Such laws require that owners or operators of buildings containing asbestos:

  •
  properly manage and maintain the asbestos;

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  notify and train those who may come into contact with asbestos; and

  •
  undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building.

        Such laws may impose fines and penalties on building owners or operators who fail to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos fibers.

The existence of mold in our properties could result in substantial costs or restrictions on the use of our properties.

        We have discovered that some of our properties have problems with mold caused by excessive moisture, which accumulates in buildings or on building materials. Some molds are known to produce toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold can cause a variety of health effects and symptoms in certain individuals including allergic or other reactions. The presence of mold at our properties has required us to undertake a remediation program to remove the mold from the affected properties. With the exception of one property, the cost of remediation to date has been immaterial, however, such cost may substantially increase if we discover mold in our other properties, or if the costs related to mold such as legal and insurance expense continue to increase rapidly.

Risks Associated with LQ Properties and its Status as a REIT

Failure of LQ Properties to qualify as a REIT would cause it to be taxed as a corporation, which would expose us to serious tax consequences and could substantially reduce any funds available for payment of dividends to holders of Class B common stock.

        If LQ Properties fails to qualify as a REIT for federal income tax purposes, it will be taxed as a corporation with the attendant consequences described below. While we intend to operate LQ Properties in a manner that will allow it to continue to qualify as a REIT, we cannot assure you that LQ Properties is qualified as such, or that it will remain qualified as such in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended, or the Code, as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. The complexity of the Code provisions governing REITs is greater in the case of a REIT that owns hotels and leases them to a corporation of which it is a subsidiary. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of such qualification.

        If LQ Properties fails to qualify as a REIT, we could face serious tax consequences that could substantially reduce, or possibly eliminate, our available funds because LQ Properties:

  •
  would not be allowed a deduction for any dividends paid to stockholders in computing its taxable income and would be subject to federal income tax at regular corporate rates;

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  could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

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  unless entitled to relief under statutory provisions, could not elect to be subject to tax as a REIT for four taxable years following the year during which it was disqualified.

SELECTED FINANCIAL DATA

        In November 1997, Meditrust, a Massachusetts business trust and predecessor to LQ Properties, merged with Santa Anita Realty Enterprises, Inc., with Santa Anita Realty Enterprises, Inc. continuing as the surviving corporation. Concurrently, Meditrust Acquisition Company merged with Santa Anita Operating Company, with Santa Anita Operating Company continuing as the surviving corporation. We refer to these two mergers as the Santa Anita merger. Upon completion of the Santa Anita merger, Santa Anita Realty Enterprises, Inc. changed its corporate name to "Meditrust Corporation" and Santa Anita Operating Company changed its corporate name to "Meditrust Operating Company." The common stock of Meditrust Operating Company was paired together with the common stock of Meditrust Corporation, so that the two entities, known collectively as The Meditrust Companies, traded together on the NYSE as one unit. During early 1998 and after completion of the Santa Anita merger, The Meditrust Companies, which focused primarily on the health care industry, began pursuing a strategy of diversification into additional new businesses, which culminated in mergers with La Quinta Inns, Inc., a lodging company, and Cobblestone Holdings, Inc., a golf course company.

        The Meditrust Companies, as a result of the Santa Anita merger, acquired the benefits of a unique organizational structure known as a "grandfathered" paired share REIT. Federal tax legislation adopted in July 1998 limited benefits attributable to future use of the "grandfathered" paired share structure. In addition, during the summer of 1998 and thereafter, the debt and equity markets available to REITs generally, and healthcare and lodging REITs specifically, deteriorated, thus limiting our companies' access to cost efficient capital. As a result, during the latter part of 1998 and throughout 1999 our companies sought to strengthen our financial position and clarify our investment and operating strategy, where we:

  •
  sold over $1.4 billion in assets (including the Cobblestone Golf Group and the Santa Anita Racetrack);

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  sold over $820 million of healthcare properties;

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  repaid over $625 million in debt; and

  •
  settled our forward equity investment transaction with certain affiliates of a third-party investment company.

        During 2000, we implemented a plan intended to further strengthen our position and focus on the lodging division. Consistent with components of the plan which called for, among other things, an orderly disposition of a significant portion of healthcare assets and substantial reduction in debt, we have completed healthcare asset sales and received mortgage repayments totaling approximately $1.8 billion between January 1, 2000 and December 31, 2002 and applied substantially all of the proceeds toward reduction of our total indebtedness of $2.6 billion as of December 31, 1999 to $665 million as of December 31, 2002.

        On June 20, 2001, we changed our name to La Quinta to reflect our focus on the La Quinta lodging brand and the lodging industry. Meditrust Corporation was renamed La Quinta Properties, Inc. and Meditrust Operating Company was renamed La Quinta Corporation. Our common stock continued to trade together on the NYSE as one unit under the ticker symbol "LQI."

        On December 20, 2001, our stockholders approved certain proposals which permitted LQ Corporation and LQ Properties to restructure the existing organization of the two companies by merging LQP Acquisition Corp., a newly formed, wholly owned subsidiary of LQ Corporation, with and into LQ Properties, with LQ Properties surviving the restructuring and becoming a subsidiary controlled by LQ Corporation while continuing its status as a REIT. Pursuant to the restructuring, which we consummated on January 2, 2002, each outstanding share of common stock of LQ Properties held by our stockholders was converted into one share of a new class B common stock of LQ Properties and each outstanding share of common stock of LQP Acquisition Corp. (all of which were held by LQ Corporation) were converted into one share of a new class A common stock of LQ Properties. Following the restructuring, each share of common stock of LQ Corporation, that previously had been paired with the common stock of LQ Properties, become attached and traded together with the new class B common stock. The outstanding common stock of LQ Corporation was unaffected by the restructuring other than a reduction in par value from $0.10 to $0.01 and the change of the pairing arrangement as described above.

        We believe that the restructuring was the best alternative for us to grow our lodging real estate portfolio, management operations and brand franchising. In addition, we believe that our restructuring will allow both LQ Properties and LQ Corporation to make efficient use of their substantial net operating loss carryforwards. We believe additional benefits of our restructuring include our ability to deduct preferred dividends for income tax purposes and to retain capital for other corporate uses such as deleveraging, investment, acquisitions and potential share repurchases. Our restructuring should also enable us to be less dependent upon capital markets by allowing us to retain more of our cash flow.

Financial Information

        The following tables set forth, among other information, selected financial information for LQ Corporation and LQ Properties. All significant intercompany and inter-entity balances and transactions have been eliminated in consolidation. Likewise, the consolidated financial information for LQ Properties includes the accounts of the respective company and its majority owned partnerships after elimination of all significant intercompany accounts and transactions. Financial information related to results of operations for Cobblestone Golf Group and Santa Anita Racetrack have been reflected as discontinued operations. This information is based on and should be read in conjunction with the information set forth in "Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto appearing in our Joint Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and which has been incorporated by reference herein.

LA QUINTA CORPORATION

Selected Financial Information

	For the Three Month Period Ending March 31,		Years Ended December 31,
	2003(c)	2002(c)(d)	2002(c)	2001(a)	2000(a)	1999(a)	1998(a)(b)
	(In thousands, except per share data)
Operating Data:
Revenue	$121,473	$138,522	$536,928	$648,316	$811,951	$905,304	$635,037
(Loss) income before discontinued operations and cumulative effect of change in accounting principle	(50,288)	(200,871)	(248,796)	(283,216)	(334,156)	59,412	141,080
Discontinued operations, net	—	—	—	—	—	30,413	(294,227)
Cumulative effect of change in accounting principle	—	(258,957)	(258,957)	856	—	—	—
Net (loss) income	(50,288)	(459,828)	(507,753)	(282,360)	(334,156)	89,825	(153,147)

Net (loss) income available to common shareholders	(50,288)	(459,828)	$(507,753)	$(300,360)	$(352,156)	$73,542	$(161,591)

EARNINGS PER SHARE—BASIC
(Loss) income available to common shareholders before discontinued operations and cumulative effect of change in accounting principle	$(0.35)	$(1.41)	$(1.74)	$(2.11)	$(2.48)	$0.30	$1.10

Net (loss) income	$(0.35)	$(3.22)	$(3.55)	$(2.10)	$(2.48)	$0.52	$(1.34)

EARNINGS PER SHARE—DILUTED
(Loss) income available to common shareholders before discontinued operations and cumulative effect of change in accounting principle	$(0.35)	$(1.41)	$(1.74)	$(2.11)	$(2.48)	$0.30	$1.06

Net (loss) income	$(0.35)	$(3.22)	$(3.55)	$(2.10)	$(2.48)	$0.51	$(1.29)

Cash Flow Data:
Distributions paid	$—	$—	$—	$—	$—	$1.84	$3.34
Cash (used in) provided by operating activities	$(17,140)	$19,290	$100,187	$151,637	$234,986	$256,431	$179,049
Cash (used in) provided by investing activities	$(20,582)	$1,248	$129,207	$571,412	$818,839	$550,268	$(1,106,670)
Balance Sheet Data:
Property, plant and equipment, net	$2,234,576	$2,545,067	$2,310,089	$2,539,576	$3,169,345	$3,646,582	$3,900,865
Total assets	2,679,605	2,935,422	2,547,540	3,215,450	4,100,254	5,487,755	6,488,346
Indebtedness	914,727	974,625	665,041	1,000,238	1,596,991	2,613,764	3,301,722
Minority interest	206,267	206,574	206,450	6,657	6,611	6,563	6,125
Total liabilities	1,209,060	1,362,879	1,027,803	1,184,230	1,770,832	2,807,979	3,531,293
Total shareholders' equity	1,264,278	1,365,969	1,313,287	2,024,563	2,322,811	2,673,213	2,950,928

(a)
Certain reclassifications have been made to the 2001, 2000, 1999 and 1998 presentation to conform to the presentation of the financial position and results of operations as of and for the year ended December 31, 2002 including the change to a classified balance sheet presentation. Additionally, these figures were reported for "The La Quinta Companies—Combined," which has been replaced by "LQ Corporation—Consolidated" for the current year presentation.

(b)
Financial results for 1998 include lodging segment results for the period from the date of the La Quinta Merger, July 17 through December 31.

(c)
Includes $200 million of liquidation preference on preferred stock.

(d)
Certain reclassifications have been made to the 2002 presentation to conform to the presentation of results of operations as of the three month period ending March 31, 2003.

LA QUINTA PROPERTIES, INC.

Selected Financial Information

	For the Three Month Period Ending March 31,		Year ended December 31,
	2003(c)	2002(c)(d)	2002(c)	2001(a)	2000(a)	1999(a)	1998(a)(b)
	(In thousands, except per share data)
Operating Data:
Revenue	$51,616	$78,746	$248,392	$379,336	$518,567	$604,987	$514,532
(Loss) income before discontinued operations and cumulative effect of change in accounting principle	(65,692)	23,236	15,436	(181,532)	(272,665)	89,914	160,931
Discontinued operations, net	—	—	—	—	—	40,216	(295,875)
Cumulative effect of change in accounting principle	—	(258,957)	(258,957)	856	—	—	—
Net (loss) income	(65,692)	(235,721)	(243,521)	(180,676)	(272,665)	130,130	(134,944)

Net (loss) income available to common shareholders	(70,192)	(240,221)	$(261,521)	$(198,676)	$(290,665)	$113,847	$(143,388)

EARNINGS PER SHARE—BASIC
(Loss) income available to common shareholders before discontinued operations and cumulative effect of change in accounting principle	$(0.49)	$0.13	$(0.02)	$(1.39)	$(2.03)	$0.51	$1.25

Net (loss) income	$(0.49)	$(1.68)	$(1.83)	$(1.38)	$(2.03)	$0.79	$(1.18)

EARNINGS PER SHARE—DILUTED
(Loss) income available to common shareholders before discontinued operations and cumulative effect of change in accounting principle	$(0.49)	$0.13	$(0.02)	$(1.39)	$(2.03)	$0.51	$1.20

Net (loss) income	$(0.49)	$(1.68)	$(1.83)	$(1.38)	$(2.03)	$0.79	$(1.13)

Cash Flow Data:
Distributions paid	$—	$—	$—	$—	$—	$1.84	$3.34
Cash (used in) provided by operating activities	$(19,363)	$14,043	$82,198	$139,950	$233,535	$261,184	$187,874
Cash (used in) provided by investing activities	$(17,708)	$6,000	$144,480	$582,226	$832,069	$550,661	$(1,128,412)
Balance Sheet Data:
Property, plant and equipment, net	$2,168,658	$2,473,524	$2,243,548	$2,467,215	$3,132,729	$3,614,941	$3,889,489
Total assets	2,731,659	2,996,898	2,589,554	3,290,963	4,072,091	5,391,375	6,343,700
Indebtedness	914,727	974,625	665,041	1,000,238	1,596,991	2,613,764	3,301,722
Minority interest	28,351	28,696	27,514	—	6,611	6,563	6,125
Total liabilities	966,703	1,081,194	755,993	1,122,946	1,700,283	2,747,034	3,464,222
Total shareholders' equity	1,736,605	1,887,008	1,806,047	2,168,017	2,365,588	2,637,778	2,873,353

(a)
Certain reclassifications have been made to the 2001, 2000, 1999 and 1998 presentation to conform to the presentation of the financial position and results of operations as of and for the year ended December 31, 2002, including the change to a classified balance sheet presentation.

(b)
Financial results for 1998 include lodging segment results for the period from the date of the La Quinta Merger, July 17, through December 31.

(c)
Does not include dividends paid by LQ Properties to LQ Corporation, the sole holder of its class A common stock.

(d)
Certain reclassifications have been made to the 2002 presentation to conform to the presentation of results of operations for the three month period ending March 31, 2003.

RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for (i) LQ Corporation and LQ Properties on a combined basis (for periods prior to the restructuring described below), (ii) for LQ Corporation on a consolidated basis (for periods subsequent to the restructuring), and (iii) for LQ Properties on a consolidated basis was as follows for each of the periods indicated. On January 2, 2002, LQ Corporation and LQ Properties completed the restructuring of the two companies by merging LQP Acquisition Corp., a newly formed, wholly owned subsidiary of LQ Corporation, with and into LQ Properties and LQ Properties continuing as the surviving entity. As a result of the merger, LQ Properties became a subsidiary controlled by LQ Corporation.

	La Quinta Corporation Consolidated(a)
				The La Quinta Companies(a)
	Three Months Ended March 31,
			Year Ended December 31,
	2003(b)	2002(c)	2002(d)	2001(e)	2000(f)	1999	1998
Ratio of Earnings to Fixed Charges	—	—	—	—	—	1.14	1.58

(a)
On January 2, 2002, LQ Corporation and LQ Properties completed the restructuring of the two companies whereby LQ Properties became a subsidiary controlled by LQ Corporation. As a result, the combined/consolidated ratios presented under the heading "The La Quinta Companies" for the years 1998 through 2001 are comparable to the LQ Corporation consolidated ratios for the three months ended March 31, 2002 and 2003 as well as those presented for the year ended December 31, 2002.

(b)
Earnings were inadequate to cover fixed charges by $83,314,000. During the three months ended March 31, 2003, we recorded charges of approximately $65,195,000 related to impairment of certain lodging facilities, loss on early extinguishments of debt and other charges related to adjustment of actuarial assumptions on deferred compensation agreements and changes in net cash surrender values of certain key man life policies in the health care business. Preferred dividends were $4,500,000.

(c)
Earnings were inadequate to cover fixed charges by approximately $4,246,000. The amount of the preferred dividend was $4,500,000.

(d)
Earnings were inadequate to cover fixed charges by $67,265,000. During the year ended December 31, 2002, we recorded charges of approximately $50,716,000 related to impairment of certain lodging facilities, impairment of goodwill associated with our Telematrix telecommunications operation, provisions for losses on interest and other receivables, the write-off of certain debt costs, and the conversion of our Returns loyalty program to a point system. Such charges were partially offset by approximately $18,392,000 related to gains on sale of assets and settlements and other income. Preferred dividends were $18,000,000.

(e)
Earnings were inadequate to cover fixed charges by $301,238,000. During the year ended December 31, 2001, we recorded charges of approximately $330,442,000 related to impairment of certain lodging facilities and healthcare assets, the write-off of our paired share intangible asset, professional and consulting fees incurred in connection with the restructure of LQ Corporation and LQ Properties, severance and other related employment costs resulting from our decisions to exit the healthcare business and eliminate certain corporate positions, the termination of our Retirement Plan, provisions for losses on interest and other receivables and the write-off of certain debt costs. Such charges were partially offset by approximately $14,246,000 related to bad debt recoveries, gain on sale of assets, and gain on early extinguishment of debt. Preferred dividends were $18,000,000.

(f)
Earnings were inadequate to cover fixed charges by $351,234,000. During the year ended December 31, 2000, we recorded charges of approximately $381,172,000 related to impairment and loss on sale of healthcare assets, a provision for loss on equity securities, acceleration of certain debt issuance cost, and the acceleration of amortization of unearned compensation related to restricted stock of employees severed as a result of our decision to exit the healthcare business. Such charges were partially offset by approximately $3,463,000 related to bad debt recoveries and gains on early extinguishment of debt. Preferred dividends were $18,000,000.

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before cumulative effect of change in accounting principle plus fixed charges and amortization of capitalized interest less capitalized interest and preferred dividends of LQ Properties. Fixed charges consist of interest expense including amortization of debt issue costs and discounts and premiums related to indebtedness, capitalized interest, estimated interest component of rent expense, and preferred dividends of LQ Properties.

	LQ Properties
	Three Months Ended March 31,		Year Ended December 31,
	2003(a)	2002	2002	2001(b)	2000(c)	1999	1998
Ratio of Earnings to Fixed Charges	—	2.22	1.06	—	—	1.33	1.78

(a)
Earnings were inadequate to cover fixed charges. The amount of the deficiency was $64,773,000. During the three months ended March 31, 2003, we recorded charges of approximately $63,946,000 related to impairment of certain lodging facilities and loss on early extinguishments of debt.

(b)
Earnings were inadequate to cover fixed charges by approximately $181,808,000. During the year ended December 31, 2001, we recorded charges of approximately $256,826,000 related to impairment of certain lodging facilities and healthcare assets and the write-off of our paired share intangible asset.

(c)
Earnings were inadequate to cover fixed charges by approximately $271,638,000. During the year ended December 31, 2000, we recorded charges of approximately $367,644,000 related to impairment of certain healthcare assets, a provision for loss on equity securities and a loss on sale of certain healthcare assets.

        The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before cumulative effect of change in accounting principle plus fixed charges and amortization of capitalized interest less capitalized interest. Fixed charges consist of interest expense including amortization of debt issue costs and discounts and premiums related to indebtedness, capitalized interest, and estimated interest component of rent expense.

USE OF PROCEEDS

        The exchange offer is intended to satisfy certain agreements we made with the initial purchasers of the old notes. We will not receive any cash proceeds from the issuance of the new notes offered by this prospectus. In consideration for issuing the new notes contemplated by this prospectus, we will receive the old notes in like principal amount, the form and terms of which are substantially the same as the form and term of the new notes (which replace the old notes and which represent the same indebtedness). The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

        We received approximately $325,000,000 of gross proceeds from the private offering of the old notes (before deducting the initial purchasers' discounts and commissions, fees and expenses payable by us). We used $187,244,648 of the gross proceeds to fund a tender offer for LQ Properties' $90,449,000 aggregate principal amount of 7.82% Notes due 2026, $16,111,000 aggregate principal amount of 7.51% Medium Term Notes due 2003, $63,915,000 aggregate principal amount of 7.25% Senior Notes due 2004, as well as a tender offer for $93,634,000 in face amount of 7.114% Exercisable Put OptionSM Securities due 2004 issued by the Meditrust Exercisable Put OptionSM Securities Trust which holds as its principal asset LQ Properties' $150,000,000 aggregate principal amount of 7.114% Notes due 2011. We also used the gross proceeds to pay fees and expenses in connection with the private offering and will use all remaining proceeds for general working capital.

THE EXCHANGE OFFER

Purposes and Effects of the Exchange Offer

        We sold $325,000,000 aggregate principal amount of the old notes on March 19, 2003 to initial purchasers, who resold the old notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and certain institutional non-U.S. persons under Regulation S under the Securities Act in a private offering. In the registration rights agreement, we agreed to file with the SEC a registration statement (the "exchange registration statement") with respect to an offer to exchange the old notes for new notes. In addition, we agreed to use our reasonable best efforts to cause the exchange registration statement to become effective under the Securities Act within 210 days after the sale of the old notes, which is October 19, 2003, to offer the new notes pursuant to the exchange offer and to issue the new notes in exchange for the old notes tendered prior to the expiration of the exchange offer. We will be required to pay the holders of old notes additional interest, up to $0.50 per week per $1,000 principal amount of the old notes if we fail to meet the filing and completion deadlines set forth in the registration rights agreements. This summary of the terms of the registration rights agreement does not contain all the information that you should consider and we refer you to the provisions of the registration rights agreement, which has been filed as an exhibit to the exchange registration statement of which this prospectus is a part and copies of which are available as indicated under the heading "Where You Can Find More Information."

        This prospectus is part of the exchange registration statement that we have filed with the SEC. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations thereunder. You are a "holder" with respect to the exchange offer if your old notes are registered in your name on our books or if you have obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by DTC. Upon completion of the exchange offer, we will only be required to file a registration statement to register any outstanding old notes if a holder of old notes notifies us prior to the 20th day following completion of the exchange offer that such holder is prohibited by law or SEC policy from participating in the exchange offer, that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales or that it is a broker-dealer and owns old notes acquired directly from us or our affiliates (the "shelf registration statement"). If you do not tender your old notes, or if your old notes are tendered but not accepted, you generally will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if you wish to sell your old notes.

        Based on interpretations of the SEC staff set forth in no-action letters issued to third parties unrelated to us, we believe that new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

  •
  you are not our affiliate (within the meaning of Rule 405 under the Securities Act);

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

  •
  the new notes you receive will be acquired in the ordinary course of business; and

  •
  if you are a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, that you may be a statutory underwriter and that you will deliver a prospectus in connection with any resale of such new notes.

        If you participate in the exchange offer for the purpose of distributing securities in a manner not permitted by the SEC's interpretation, the position of the staff of the SEC enunciated in the interpretive letters is inapplicable to you and you are required to comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling security holder) in connection with any resale transaction. Each broker-dealer that receives new notes for its own account as a result of market-making activities or other trading activities must acknowledge (by delivering a completed letter of transmittal or agent's message if its tender is made through DTC) that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with offers to resell, resales and other transfers of new notes received in exchange for old notes which were acquired by that broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of at least 90 days after the consummation of the exchange offer, we shall use our reasonable best efforts to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        The exchange offer is not being made to you, and you may not participate in the exchange offer, in any jurisdiction in which the exchange offer or its acceptance would not be in compliance with the securities laws of that jurisdiction.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all old notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. You should read "—Expiration Date; Extension; Termination; Amendments" below for an explanation of how the expiration date may be extended. We will issue up to $325,000,000 aggregate principal amount of new notes in exchange for a like principal amount of outstanding old notes that are validly tendered and accepted in the exchange offer. Subject to the conditions of the exchange offer described below, we will accept any and all old notes that are validly tendered.

        You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000. The exchange offer is not conditioned upon any number of aggregate principal amount of old notes being tendered.

        The form and terms of the new notes will be the same in all material respects as the form and terms of the old notes tendered in exchange for such new notes, except that the new notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The new notes will not represent additional indebtedness of LQ Properties and will be entitled to the benefits of the indenture, which is the same indenture under which the old notes were issued. Old notes that are accepted for exchange will be canceled and retired.

        Interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from March 19, 2003. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 19, 2003. Old notes accepted for exchange will cease to accrue interest from and after the date the exchange offer closes. If your old notes are accepted for exchange, you will not receive any payment in respect of interest on the old notes for which the record date occurs on or after completion of the exchange offer.

        You do not have any appraisal rights or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement. If you do not tender for exchange or if your tender is not accepted, the old notes will remain outstanding and you will be entitled to the benefits of the indenture, but generally will not be entitled to any registration rights under the registration rights agreement. We are not asking you for a proxy and you are requested not to send us a proxy.

        In connection with the exchange offer, there are no federal or state regulatory requirements that must be complied with or approval that must be obtained, except for SEC approval of this exchange registration statement.

        We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of acceptance to the exchange agent for the exchange offer. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. See "—Acceptance of Old Notes for Exchange" below.

        If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the certificates (if any) for the unaccepted old notes to the tendering holders of those notes, without expense, as promptly as practicable after the expiration date.

        Tendering holders of old notes exchanged in the exchange offer will not be obligated to pay brokerage commissions or transfer taxes with respect to the exchange of their old notes other than as described in "—Transfer Taxes" or in Instruction 9 to the letter of transmittal. We will pay all other charges and expenses in connection with the exchange offer. Each holder of old notes shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's old notes pursuant to the shelf registration statement.

Expiration Date; Extensions; Termination; Amendments

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2003, unless extended by us (the "expiration date"). The exchange offer will not, under any circumstances, be extended beyond                        , 2003. We expressly reserve the right to extend the exchange offer on a daily basis or for such period or periods as we may determine in our sole discretion from time to time by giving oral or written notice to the exchange agent and by making a public announcement to that effect, prior to 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. During any extension of the exchange offer, all old notes previously tendered, not validly withdrawn and not accepted for exchange will remain subject to the exchange offer and may be accepted for exchange by us.

        To the extent we are legally permitted to do so, we expressly reserve the absolute right, in our sole discretion, to:

  •
  delay accepting for exchange any old notes for new notes or extend or terminate the exchange offer and not accept for exchange any old notes for new notes if any of the events set forth under "—Conditions to the Exchange Offer" occur and we do not waive the condition by giving oral or written notice of the delay or termination to the exchange agent; or

  •
  amend any of the terms of the exchange offer.

        Any delay in acceptance for exchange, extension or amendment will be followed as promptly as practicable by a public announcement of the delay. If we amend the exchange offer in a manner we determine constitutes a material change, we will disseminate additional exchange offer materials and we will extend the exchange offer to the extent required by law. Any amendment to the exchange offer will apply to all old notes tendered, regardless of when or in what order the old notes were tendered. In the event that we terminate the exchange offer, we will give immediate notice to the exchange agent, and all old notes previously tendered and not accepted for payment will be returned promptly to the tendering holders. The rights we have reserved in this paragraph are in addition to our rights set forth under "—Conditions to the Exchange Offer."

        In the event that the exchange offer is withdrawn or otherwise not completed, new notes will not be given to holders of old notes that have tendered their old notes.

Acceptance of Old Notes for Exchange

        We will accept for exchange old notes validly tendered pursuant to the exchange offer, or defectively tendered, if such defect has been waived by us, and not withdrawn prior to the expiration date of the exchange offer. We will not accept old notes for exchange subsequent to the expiration date of the exchange offer. Tenders of old notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.

        If for any reason, we delay acceptance for exchange of validly tendered old notes or we are unable to accept for exchange validly tendered old notes, then the exchange agent may, nevertheless, on our behalf, retain tendered old notes, without prejudice to our rights described under "—Expiration Date; Extensions; Termination; Amendments" and "—Withdrawal of Tenders" subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer.

        If any tendered old notes are not accepted for exchange for any reason, including if certificates are submitted evidencing more old notes than those that are tendered, certificates evidencing old notes that are not exchanged will be returned, without expense, to the tendering holder, or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at a book-entry transfer facility under the procedure set forth under "—Procedures for Tendering Old Notes—Book-Entry Transfer," such old notes will be credited to the account maintained at such book-entry transfer facility from which such old notes were delivered, unless otherwise required by such holder under "Special Delivery Instructions" in the letter of transmittal, promptly following the expiration date or the termination of the exchange offer.

Procedures For Tendering Old Notes

        Only a holder of old notes may tender them in the exchange offer. To validly tender in the exchange offer, you must deliver an agent's message or a completed and signed letter of transmittal (or facsimile), together with any required signature guarantees and other required documents, to the exchange agent prior to the expiration date, and the old notes must be tendered pursuant to the procedures for book-entry transfer set forth below.

        Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or held through a book-entry transfer facility and who wishes to tender old notes should contact such registered holder promptly and instruct such registered holder to tender old notes on such beneficial owner's behalf. If you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        If you tender an old note, and do not validly withdraw your tender, your actions will constitute an agreement with us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Tender of Old Notes Held Through DTC.    The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC automated tender offer program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes to the exchange agent in accordance with DTC's automated tender offer program procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means, with respect to any tendered old notes, a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgement from each tendering participant to the effect that, with respect to those old notes, the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgement from each tendering participant to the effect that, with respect to those old notes, they have received and agree to be bound by the notice of guaranteed delivery.

        Tender of Old Notes Held in Physical Form.    For a holder to validly tender old notes held in physical form:

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  the exchange agent must receive at its address set forth in this prospectus a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal; and

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  the exchange agent must receive certificates for tendered old notes at such address, or such old notes must be transferred pursuant to the procedures for book-entry transfer described above. A confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date of the exchange offer. A holder who desires to tender old notes and who cannot comply with the procedures set forth in this prospectus for tender on a timely basis or whose old notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

        Letters of transmittal and old notes should be sent only to the exchange agent and not to us or to any book-entry transfer facility.

        The method of delivery of old notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. Delivery of such documents will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. If delivery is by mail, we suggest that the holder use properly insured, registered mail with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You may request that your broker, dealer, commercial bank, trust company or nominee effect the tender for you. No alternative, conditional or contingent tenders of old notes will be accepted.

        Signature Guarantees.    Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless:

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  the letter of transmittal is signed by the registered holder of the old notes tendered therewith, or by a participant in one of the book-entry transfer facilities whose name appears on a security position listing it as the owner of those old notes, or if any old notes for principal amounts not tendered are to be issued directly to the holder, or, if tendered by a participant in one of the book-entry transfer facilities, any old notes for principal amounts not tendered or not accepted for exchange are to be credited to the participant's account at the book-entry transfer facility, and neither the "Special Issuance Instructions" nor the "Special Delivery Instructions" box on the letter of transmittal has been completed, or

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  the old notes are tendered for the account of an eligible institution.

        An eligible institution is a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchanges Medallion Program, which is generally a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States.

        If the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another acting in a fiduciary or representative capacity, that person should so indicate when signing and, unless we waive it, evidence satisfactory to us of their authority to act must be submitted with the letter of transmittal.

        Book-Entry Transfer.    The exchange agent will seek to establish a new account or utilize an outstanding account with respect to the old notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility system and whose name appears on a security position listing it as the owner of the old notes may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account. However, although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at a book-entry transfer facility, a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, with any required signature guarantees and any other required documents must, in any case, be received by the exchange agent at its address set forth in this prospectus on or prior to the expiration date of the exchange offer, or else the guaranteed delivery procedures described below must be complied with. The confirmation of a book-entry transfer of old notes into the exchange agent's account at a book-entry transfer facility is referred to in this prospectus as a "book-entry confirmation." Delivery of documents to the book-entry transfer facility in accordance with that book-entry transfer facility's procedures does not constitute delivery to the exchange agent.

        Guaranteed Delivery.    If you wish to tender your old notes and:

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  certificates representing your old notes are not lost but are not immediately available;

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  time will not permit your letter of transmittal, certificates representing your old notes and all other required documents to reach the exchange agent on or prior to the expiration date of the exchange offer; or

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  the procedures for book-entry transfer cannot be completed on or prior to the expiration date of the exchange offer,

        then, you may tender if both of the following are complied with:

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  your tender is made by or through an eligible institution; and

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  on or prior to the expiration date, the exchange agent has received from the eligible institution a properly completed and validly executed notice of guaranteed delivery, by manually signed facsimile transmission, mail or hand delivery, in substantially the form provided with this prospectus.

        The notice of guaranteed delivery must:

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  set forth your name and address, the registered number(s) of your old notes and the principal amount of old notes tendered;

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  state that the tender is being made thereby;

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  guarantee that, within three NYSE trading days after the expiration date of the exchange offer, the letter of transmittal or facsimile thereof properly completed and validly executed, together with certificates representing the old notes, or a book-entry confirmation, and any other documents required by the letter of transmittal and the instructions thereto, will be deposited by the eligible institution with the exchange agent; and

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  guarantee that the exchange agent receives the properly completed and validly executed letter of transmittal or facsimile thereof with any required signature guarantees, together with certificates for all old notes in proper form for transfer, or a book-entry confirmation, and any other required documents, within three NYSE trading days after the date of the notice of guaranteed delivery.

        Other Matters.    New notes will be issued in exchange for old notes accepted for exchange only after timely receipt by the exchange agent of:

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  certificates for (or a timely book-entry confirmation with respect to) your old notes, a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

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  any other documents required by the letter of transmittal.

        All questions as to the form of all documents and the validity, including time of receipt, and acceptance of all tenders of old notes will be determined by us, in our sole discretion, the determination of which shall be final and binding. Alternative, conditional or contingent tenders of old notes will not be considered valid. We reserve the absolute right to reject any or all tenders of old notes that are not in proper form or the acceptance of which, in our opinion would be unlawful. We also reserve the right to waive any defects or irregularities as to particular old notes.

        Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding.

        Any defect or irregularity in connection with tenders of old notes must be cured within the time we determine, unless waived by us. Tenders of old notes will not be deemed to have been made until all defects and irregularities have been waived by us or cured. Neither we, the exchange agent nor any other person will be under any duty to give notice of any defects or irregularities in tenders of old notes, or will incur any liability to holders for failure to give any such notice. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise proved in the letter of transmittal, as soon as practicable following the expiration date.

        In addition, we reserve the right in our sole discretion (subject to the limitations contained in the indenture):

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  to purchase or make offers for any old notes that remain outstanding after the expiration date; and

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  to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any purchases or offers could differ from the terms of the exchange offer.

        By tendering, you represent to us, among other things, that:

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  you are not our affiliate (within the meaning of Rule 405 under the Securities Act) or, if you are our affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

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  you do not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

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  you are obtaining the new notes in the ordinary course of business whether or not you are the holder; and

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  you are not a broker-dealer who is tendering old notes acquired directly from us.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date, unless previously accepted for exchange.

        For your withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at its address set forth below under "—Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date, and prior to acceptance for exchange by us; or

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  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

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  specify the name of the person who tendered the old notes to be withdrawn;

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  identify the old notes to be withdrawn, including the principal amount of the old notes;

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  include a statement that such person is withdrawing its election to have its old notes exchanged; and

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  be signed in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees).

        If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly retendered.

        Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under "—Procedures for Tendering Old Notes" at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange any new notes for, any old notes tendered, and we may terminate, extend or amend the exchange offer and may, subject to Rule 14e-1 under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer, postpone the acceptance for exchange of old notes so tendered if, on or prior to the expiration date of the exchange offer we have determined that the exchange offer would violate any applicable law or interpretation of the staff of the SEC.

        This condition to the exchange offer is for our sole benefit and may be asserted by us in our sole discretion regardless of the circumstances giving rise to any of these conditions or may be waived by us, in whole or in part, at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights, and each of these rights will be an ongoing right, which may be asserted by us at any time and from time to time. We have not made a decision as to what circumstances would lead us to waive the condition, and any waiver would depend on circumstances prevailing at the time of that waiver. Any determination by us concerning the events described in this section shall be final and binding upon all persons. Our determination concerning the events described above will be final and binding upon all parties.

        Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the exchange offer. We will give holders notice of any amendments if required by applicable law.

Consequences of Failure to Exchange

        As a result of making the exchange offer, we will have fulfilled one of our obligations under the registration rights agreement. You will generally not have any further registration rights under the registration rights agreement or otherwise if you do not tender your old notes. Accordingly, if you do not exchange your old notes for new notes in the exchange offer, your old notes will remain outstanding and will continue to be subject to their existing terms, except to the extent of those rights or limitations that, by their terms, terminate or cease to have further effectiveness as a result of the exchange offer. In addition, interest on the old notes will continue to accrue at the annual rate of 8 7/8%. Moreover, the old notes will continue to be subject to restrictions on transfer:

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  as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  otherwise set forth in the offering memorandum or supplemental offering memorandum, as applicable, distributed in connection with the private offering of the old notes.

        In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws.

        The trading market for old notes not exchanged in the exchange offer may be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged old notes. See "Risk Factors—Risks Related to Continued Ownership of Old Notes."

        All of the old notes and new notes will be issued under the same indenture. The old notes of each series and the new notes of that series will constitute a single series of debt securities under that indenture. If the exchange offer is consummated, any old notes that remain outstanding and the new notes of that series will constitute a single series of debt securities under that indenture. This means that, in circumstances where the indenture provides for holders of debt securities of any series issued under the indenture to vote or take any other action as a class, the old notes of that series and the new notes of that series will vote or take the action as a single class.

Termination of Certain Rights

        You will not be entitled to certain rights under the registration rights agreements following the completion of the exchange offer. The rights that generally will terminate are:

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  to have us file with the SEC and use our reasonable best efforts to have declared effective a shelf registration statement to cover resales of the old notes by the holders thereof; and

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  to receive additional interest if the exchange registration statement of which this prospectus is a part is not declared effective by the SEC, or the exchange offer is not consummated, within a specified time period.

Exchange Agent

        U.S. Bank Trust National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

  By Mail, Hand or Overnight Courier:
  U.S. Bank Trust National Association
  180 East Fifth Street
  St. Paul, Minnesota 55101
  Attention: Specialized Financing

  By Facsimile:
  (651) 244-1537
   Confirm by Telephone:
  (651) 244-8161

Fees and Expenses

        Except for customary fees we have agreed to pay the exchange agent, we will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of old notes pursuant to the exchange offer.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer.

Transfer Taxes

        The holder of the old notes will pay all transfer taxes applicable to the transfer and exchange of old notes pursuant to the exchange offer.

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your decision on what action to take.

        No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made,

that information or those representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to the exchange offer will, under any circumstances, create any implication that there has been no change in our affairs or those of our subsidiaries since the respective dates as of which the information contained in this prospectus is given. The exchange offer is not being made to (and tenders will not be accepted from or on behalf of) holders of old notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we intend to take any action we deem necessary to permit the completion of the exchange offer in any jurisdiction and to extend the exchange offer to holders of old notes in that jurisdiction.

        We may in the future seek to acquire old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer nor to file a registration statement to permit resales of any old notes except to the extent that we may be required to do so under the registration rights agreement.

DESCRIPTION OF THE NEW NOTES

General

        The old notes were and the new notes will be issued under an indenture dated as of March 19, 2003, among La Quinta Properties, Inc., as issuer, La Quinta Corporation, as parent guarantor, and U.S. Bank Trust National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are subject to all those terms and you should review the indenture and the Trust Indenture Act for a statement of the terms.

        The following is a summary of the material provisions of the indenture. It does not purport to be complete and does not restate the indenture in its entirety. You are encouraged to read the indenture because it, and not this description, defines your rights as holder of the notes. A copy of the indenture and registration rights agreement may be obtained as described under "Where You an Find More Information" above.

        The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes have been registered under the Securities Act, will not bear legends restricting the transfer of the new notes and will not be entitled to registration rights under the registration rights agreement.

        The definitions of specific terms used in the following summary are indicated below under "—Definitions." For purposes of this summary, the term "LQ Properties" refers only to La Quinta Properties, Inc., and does not include any of its subsidiaries, and the term "LQ Corporation" refers only to La Quinta Corporation, and does not include any of its subsidiaries. LQ Corporation and future Additional Guarantors, if any, are collectively referred to as "Guarantors." LQ Properties is a Restricted Subsidiary for purposes of the indenture.

        The new notes will be senior obligations of LQ Properties, ranking equal in right of payment to all of its senior indebtedness and senior in right of payment to any subordinated indebtedness it may incur. The new notes will be equally and ratably secured by a pledge of the capital stock and certain mortgage notes of substantially all of the subsidiaries of LQ Corporation and LQ Properties (the "Pledged Securities") for so long as the Existing Notes are secured by this collateral, which also secures the Credit Agreement. The new notes will be effectively subordinated to any other secured obligations of LQ Properties and, at such time as the new notes are no longer secured by the Pledged Securities, the new notes will be effectively subordinated to all secured obligations of LQ Properties. The new notes will also be effectively subordinated to any obligations of non-guarantor subsidiaries. Substantially all of the subsidiaries of LQ Corporation and LQ Properties guarantee the Credit Agreement. On a pro forma basis as of March 31, 2003, after giving effect to the private offering and the application of its proceeds, LQ Corporation and its subsidiaries on a consolidated basis had approximately $914,727,000 of debt outstanding, all of which is secured senior debt ranking equal in right of payment with the old notes and the new notes. In addition, LQ Corporation and LQ Properties have the ability to borrow $125,000,000, on a senior secured basis under the Credit Agreement, all of which is effectively senior to the notes as a result of the subsidiary guarantees of the Credit Agreement. The indenture permits the incurrence of additional senior Indebtedness, including secured Indebtedness, in the future.

        For purposes of the indenture, subsidiaries are divided into two categories—Restricted Subsidiaries, which generally are subject to the restrictive covenants set forth in the indenture, and Unrestricted Subsidiaries, which generally are not. On the date of the indenture and as the date of this prospectus, none of LQ Corporation's subsidiaries was designated as Unrestricted Subsidiaries.

        The registered holder of a new note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

        The new notes will be represented by one or more fully registered global notes in book-entry form without coupons in the name of The Depository Trust Company, which we refer to as "DTC" in this prospectus, or its nominee. Beneficial interests in the global notes will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to beneficial interests of participants) or by participants or persons that hold interests through participants (with respect to beneficial interests of beneficial owners). Owners of beneficial interests in the global notes will be entitled to physical delivery of new notes in certificated form equal in principal amount to their respective beneficial interest only under limited circumstances as set forth under "Book Entry Settlement and Clearance."

Principal, Maturity and Interest

        The new notes will bear interest at a rate of 8 7/8% from the most recent interest payment date to which interest has been paid or provided for on the old notes, or if no interest has been paid on the old notes, from March 19, 2003, payable semi-annually in arrears in cash on March 15 and September 15 of each year, commencing September 15, 2003, each such date being referred to as an "interest payment date," to holders of new notes of record on the immediately preceding March 1 and September 1. Interest on the new notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

        Principal of and premium and interest, if any, on the new notes will be payable at the office or agency maintained for that purpose or, at LQ Properties' option, payment of interest may be made by check mailed to the holders of the new notes at their respective addresses as set forth in the register of holders of new notes. However, all payments to noteholders who have given LQ Properties wire transfer instructions will be required to be made by wire transfer of immediately available funds to the accounts specified by those noteholders. Until LQ Properties otherwise designates, its office or agency will be the office of the trustee maintained for this purpose. The new notes will be issued in denominations of $1,000 and integral multiples of $1,000.

Guarantees

        As of the consummation of the exchange offer, all of LQ Properties' Obligations under the new notes will be guaranteed on an unsecured senior basis by LQ Corporation. The guarantee will rank equally with all existing and future senior debt and senior to all subordinated debt of LQ Corporation. The obligations of LQ Corporation under the guarantee will be effectively subordinated to all secured debt of LQ Corporation and to all obligations of its subsidiaries that do not guarantee all of the Obligations with respect to the new notes.

        For purposes of the guarantee with respect to the new notes, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of LQ Properties' obligations under the new notes and the indenture or (b) the amount, if any, which would not have (1) rendered the Guarantor "insolvent" (as the term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the new notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time. However, it shall be a presumption in any lawsuit or proceeding in which a Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the new notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Guarantor is limited to the amount described in clause (b).

        In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other Guarantors and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

Security

        As a result of provisions contained in the agreements governing the Existing Notes, LQ Corporation, LQ Properties and substantially all of their respective subsidiaries were required to equally and ratably secure the obligations under the Existing Notes when those parties entered into the Pledge Agreement to secure the obligations under the Credit Agreement. For so long as the Existing Notes are secured under the Pledge Agreement or otherwise, the new notes will also be secured equally and ratably with the Existing Notes and the old notes. Your rights with respect to the collateral under the Pledge Agreement are set forth in the Pledge Agreement and not in the indenture, except to the extent that incorporated provisions of the Trust Indenture Act afford you additional rights.

Optional Redemption

        At any time prior to March 15, 2007, LQ Properties may redeem all or any portion of the series of notes, at once or over time, after giving the required notice under the indenture at a redemption price equal to the greater of:

          (a)   100% of the principal amount to be redeemed, and

          (b)   the sum of the present values of (1) the redemption price of the notes at March 15, 2007 (as set forth below) and (2) the remaining scheduled payments of interest from the redemption date through March 15, 2007, but excluding accrued and unpaid interest through the redemption date, discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Any notice to holders of notes of such a redemption shall include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price, calculated as described above, shall be set forth in an officers' certificate delivered to the trustee no later than two business days prior to the redemption date unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such officer's certificate should be delivered on the redemption date.

        In addition, before March 15, 2006, LQ Properties may redeem, on any one or more occasions, with the net cash proceeds of one or more public offerings of common equity, including Class B Common Stock, of LQ Properties and/or LQ Corporation (within 60 days of the consummation of any public equity offering), up to 35% of the aggregate principal amount of the notes at a redemption price equal to 108.875% of the principal amount of the notes issued under the indenture, plus accrued and unpaid interest thereon, if any, to the redemption date. However, in order to redeem the notes with the net cash proceeds of an equity offering, at least 65% of the aggregate principal amount of notes originally issued must remain outstanding immediately after each redemption. The Credit Agreement may, from time to time, prohibit the purchase of the notes with the net cash proceeds of a public equity offering, unless and until the Indebtedness under the Credit Agreement is repaid in full.

        On or after March 15, 2007, LQ Properties may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2007	104.438%
2008	102.219%
2009 and thereafter	100.000%

        Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the purchase or redemption date to each holder of notes to be purchased or redeemed at its registered address. If any note is to be purchased or redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount of that note to be purchased or redeemed.

        If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the note is registered at the close of business on that record date, and no additional interest will be payable to holders whose notes will be subject to redemption by LQ Properties.

Mandatory Redemption

        LQ Properties is not required to make mandatory redemption or sinking fund payments with respect to the new notes.

Repurchase at the Option of Holders

  Change of Control

        Upon the occurrence of a Change of Control, each holder will have the right to require that LQ Properties purchase all or a portion of the holder's notes pursuant to the offer described below, at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase.

        Within 10 days following the date upon which the Change of Control occurs, LQ Properties must send, by first class mail, a notice to each holder, with a copy to the trustee, which notice shall govern the terms of the Change of Control offer. The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law. Holders electing to have a note purchased pursuant to a Change of Control offer will be required to surrender their notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the notes completed, or transfer by book-entry transfer, to LQ Properties, a depositary, if appointed by LQ Properties, or paying agent, if any, at the address specified in the notice before the close of business on the third business day before the Change of Control payment date.

        If a Change of Control offer is made, LQ Properties cannot assure you that it will have available funds sufficient to pay the Change of Control purchase price for any or all the notes that might be delivered by holders seeking to accept that Change of Control offer. The Credit Agreement prohibits the purchase of notes in the event of a Change of Control, unless and until the time the Indebtedness under the Credit Agreement is repaid in full. Any future credit agreements or other agreements relating to senior debt to which LQ Properties becomes a party may contain similar restrictions and provisions.

        In the event a Change of Control occurs at a time when LQ Properties is prohibited from purchasing notes, it could seek the consent of its lenders under the Credit Agreement to purchase notes or could attempt to refinance the borrowings that contain that prohibition. If LQ Properties does not obtain that consent or repay those borrowings, it will remain prohibited from purchasing notes. In that case, LQ Properties' failure to purchase tendered notes would constitute an event of default under the indenture which would, in turn, constitute a default under the Credit Agreement.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that LQ Properties repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of LQ Properties' or LQ Corporation's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require LQ Properties to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of LQ Properties or LQ Corporation to another Person may be uncertain.

        LQ Properties will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with the repurchase of notes under a Change of Control offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, LQ Properties shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue of that compliance.

        LQ Properties will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control offer made by LQ Properties and purchases all notes or portions of notes validly tendered and not withdrawn under the Change of Control offer.

  Asset Sales

        LQ Corporation will not, and will not permit any Restricted Subsidiary to, conduct an Asset Sale, unless:

          (a)   LQ Corporation or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of and, in the case of one or a series of related Asset Sales of $10,000,000 or more, to be evidenced by a resolution of LQ Corporation's board of directors described in an officer's certificate delivered to the trustee; and

          (b)   at least 75% of the consideration therefor received by LQ Corporation or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the principal amount of the following will be deemed to be cash for purposes of this provision:

             (1)  any liabilities of LQ Corporation or such Restricted Subsidiaries, as shown on LQ Corporation's or such Restricted Subsidiary's most recent balance sheet or in the related footnotes thereto (other than liabilities that by their terms rank junior in right of payment to the notes or any guarantee of the notes), that are assumed by the transferee of those assets; and

             (2)  any notes or other obligations received by LQ Corporation or any such Restricted Subsidiary from a transferee that are converted by LQ Corporation or the Restricted

    Subsidiary into cash within 90 days after the closing of the Asset Sale (to the extent of the cash received).

        Notwithstanding the foregoing, the restriction in clause (b) above will not apply with respect to mortgages, notes receivable or other securities received by LQ Corporation or any Restricted Subsidiary from a transferee of any assets to the extent those mortgages, notes receivable or other securities are Investments permitted to be made by LQ Corporation or the Restricted Subsidiary under the covenant described below entitled "Restricted Payments."

        Within 365 days after the receipt of Net Proceeds from an Asset Sale, LQ Corporation or the Restricted Subsidiaries may apply those Net Proceeds at their option:

          (a)   to permanently repay, and reduce related commitments under, any Credit Facility or the Existing Notes, which, in the case of repayments of Indebtedness under any Credit Facility, will effect a permanent reduction in the amount of Indebtedness that may be incurred under clause (b) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Certain Capital Stock;" or

          (b)   invest the Net Proceeds in property or assets, including Investments permitted under clause (e) of the definition of Permitted Investments, used in a Hospitality-Related Business, provided that LQ Corporation or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days after the Asset Sale, LQ Corporation or such Restricted Subsidiary, as applicable, shall have commenced and not completed or abandoned an investment in compliance with this clause (b) and shall have segregated the Net Proceeds from the general funds of LQ Corporation and its subsidiaries for that purpose and the investment is substantially completed within 365 days after the first anniversary of the Asset Sale.

        Any Net Proceeds from an Asset Sale that are not applied or invested as provided above will be deemed to constitute "excess proceeds."

        When the aggregate amount of excess proceeds exceeds $15,000,000, LQ Properties will make an offer to all holders of notes and other Indebtedness that ranks by its terms equally in right of payment with the notes and the terms of which contain substantially similar requirements with respect to the application of proceeds from sales of assets or in connection with securitizations as are contained in the indenture to purchase, on a proportional basis, the maximum principal amount of notes, that is an integral multiple of $1,000, that may be purchased out of the excess proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate amount of notes and other such Indebtedness tendered under such an offer to purchase is less than the excess proceeds, any remaining excess proceeds may be used for any purpose not otherwise prohibited by the indenture, including general corporate purposes. If the aggregate principal amount of notes surrendered by holders of those notes exceeds the amount of excess proceeds available for purchase of those notes, the trustee will select the notes to be purchased in the manner described under "—Selection and Notice" below. When the offer to purchase is completed, the amount of excess proceeds will be reset at zero. Pending the final application of any Net Proceeds from an Asset Sale under this paragraph, LQ Corporation or any Restricted Subsidiary may temporarily reduce Indebtedness under Credit Facilities or otherwise invest the Net Proceeds in Cash Equivalents. The Credit Agreement generally prohibits the purchase of notes in the circumstances described above unless and until the time as the Indebtedness under the Credit Agreement is repaid in full.

        LQ Properties will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations under the Exchange Act to the extent those laws and regulations are applicable in connection with any offer to purchase and the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the above-described provisions of the indenture, LQ Properties will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the indenture by virtue of compliance.

Selection and Notice

        If less than all of the notes are to be purchased in an Asset Sale offer or redeemed at any time, selection of notes for purchase or redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed, or, if the notes are not so listed, on a pro rata basis, by lot or by any method as the trustee deems fair and appropriate (and in compliance with applicable legal requirements). However, no notes of a principal amount of $1,000 or less will be redeemed in part, and, if a partial redemption of notes is made with the proceeds of a public offering of common equity securities of LQ Corporation and/or LQ Properties, selection of the notes or portions of the notes for redemption will be made by the trustee only on a proportional basis or on as nearly a proportional basis as is practicable (except as required by the procedures of DTC), unless that method is otherwise prohibited.

        A note in principal amount equal to the unpurchased or unredeemed portion of any original note purchased or redeemed in part will be issued in the name of the holder of the original new note upon cancellation of the original note. On and after the purchase or redemption date, interest ceases to accrue on notes or portions of the note called for purchase or redemption as long as LQ Properties has deposited with the trustee funds in satisfaction of the applicable redemption price under the indenture.

Covenants

        The indenture will contain, among others, the following covenants:

        Covenant Termination.    The covenants described below will be applicable to LQ Corporation and the Restricted Subsidiaries; provided, however, that if

          (a)   the new notes have received Investment Grade Ratings from both Rating Agencies (notwithstanding that the new notes may later cease to have an Investment Grade Rating from either or both of the Rating Agencies); and

          (b)   no default or event of default has occurred and is continuing under the indenture at the time the Investment Grade Ratings are received,

        then LQ Corporation and the Restricted Subsidiaries will be released from their obligations to comply with the restrictive covenants described under the following captions:

             (1)  "—Restricted Payments;"

             (2)  "—Incurrence of Indebtedness and Issuance of Certain Capital Stock;"

             (3)  clause (b) of the first paragraph of "—Sale and Leaseback Transactions;"

             (4)  "—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;"

             (5)  "—Transactions with Affiliates;"

             (6)  "—Line of Business;"

             (7)  "—Asset Sales"; and

             (8)  clause (d) of the first paragraph of "—Merger, Consolidation or Sale of Assets."

        Restricted Payments.    LQ Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (a)   declare or pay any dividend or make any distribution on account of Equity Interests of LQ Corporation or any Restricted Subsidiary, other than: (1) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of LQ Corporation and/or LQ Properties and (2) dividends or distributions by any Restricted Subsidiary, except that to the extent that a portion of that dividend or distribution is paid to a holder of Equity Interests of a Restricted Subsidiary other than LQ Corporation or another Restricted Subsidiary, the portion of that dividend or distribution is not greater than that holder's proportional interest in that class of Equity Interests in that Restricted Subsidiary;

          (b)   purchase, redeem or otherwise acquire or retire for value any Equity Interests of LQ Corporation or any Restricted Subsidiary or other Affiliate of LQ Corporation, other than any Equity Interests owned by LQ Corporation or any Restricted Subsidiary, other than the redemption of Class B Common Stock at par and/or the exchange of all outstanding shares of Class B Common Stock into or for Equity Interests of LQ Corporation;

          (c)   purchase, redeem or otherwise acquire or retire for value any Indebtedness of LQ Corporation or any Restricted Subsidiary that is subordinated or junior in right of payment, by its terms, to the new notes or any guarantee of the new notes before the scheduled final maturity or sinking fund payment dates for payment of principal and interest in accordance with the original documentation for the subordinated or junior Indebtedness; or

          (d)   make any Investment

(all the payments and other actions described in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of the Restricted Payment:

             (1)  no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment;

             (2)  LQ Corporation would, at the time of the Restricted Payment and after giving pro forma effect thereto as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under the tests described in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock;" and

             (3)  the Restricted Payment, together with the aggregate of all other Restricted Payments made by LQ Corporation and the Restricted Subsidiaries after the date of the indenture, excluding Restricted Payments permitted by clauses (b), (c), (d), (e) and (g)(1) of the following paragraph, is less than the sum, without duplication, of

              (A)  95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately prior to the Issue Date to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

              (B)  100% of the aggregate net proceeds (including the fair market value of non-cash proceeds as determined in good faith by the board of directors of LQ Corporation) received by LQ Corporation and/or LQ Properties from the issue or sale, in either case, since the Issue Date of either (a) Equity Interests of LQ Corporation and/or LQ Properties or (b) debt securities of LQ Corporation and/or LQ Properties that have been converted or exchanged into those Equity Interests (other than Equity Interests or convertible or exchangeable debt securities sold to LQ Corporation or any Restricted Subsidiary and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock), plus

              (C)  in case, after the Issue Date, any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary under the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to, or is liquidated into LQ Corporation or a Restricted Subsidiary of LQ Corporation and, only if no default or event of default shall have occurred and be continuing or would occur as a consequence of the Restricted Payment, the lesser of (a) the book value (determined in accordance with GAAP) at the date of the redesignation, combination or transfer of the aggregate Investments made by LQ Corporation and the Restricted Subsidiaries in the Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable), and (b) the fair market value of the Investment in the Unrestricted Subsidiary at the time of the redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case as determined in good faith by the board of directors of LQ Corporation, whose determination will be conclusive and evidenced by a resolution of the board and, in each case, after deducting any Indebtedness incurred by the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

              (D)  100% of any dividends, distributions or interest actually received in cash by LQ Corporation or a Restricted Subsidiary after the Issue Date from (a) all Unrestricted Subsidiaries, (b) a Person that is not a subsidiary, or (c) a Person that is accounted for on the equity method.

        The foregoing provisions will not prohibit the following:

          (a)   the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the payment would have complied with the provisions of the indenture;

          (b)   the redemption, purchase, retirement or other acquisition of any Equity Interests of LQ Corporation or a Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a subsidiary of LQ Corporation) of other Equity Interests of LQ Corporation and/or LQ Properties (other than any Disqualified Stock); provided, however, that the amount of any proceeds that is utilized for the redemption, repurchase, retirement or other acquisition will be excluded from clause (3)(B) of the preceding paragraph;

          (c)   the defeasance, redemption, repayment or purchase of Indebtedness of LQ Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes in a Permitted Refinancing;

          (d)   the defeasance, redemption, repayment or purchase of Indebtedness of LQ Corporation or any Restricted Subsidiary that is subordinate or junior in right of payment, by its terms, to the notes and any guarantee of the notes with the proceeds of a substantially concurrent sale (other than to a subsidiary of LQ Corporation) of Equity Interests (other than Disqualified Stock) of LQ Corporation and/or LQ Properties; provided, however, the amount of any proceeds that is utilized for the defeasance, redemption, repayment or purchase will be excluded from clause (3)(B) of the preceding paragraph;

          (e)   the purchase, redemption or other acquisition or retirement for value of any Equity Interests of LQ Corporation and/or LQ Properties to fulfill obligations under any management equity subscription agreement, stock option agreement or stock-based award; provided, however, the aggregate price paid for all the purchased, redeemed, acquired or retired Equity Interests will not exceed $5,000,000 in any 12-month period;

          (f)    payments or distributions to dissenting stockholders pursuant to applicable law pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the property or assets of LQ Corporation or LQ Properties;

          (g)   (1) the making of any Permitted Investment described in clauses (a), (b), (c), (d), (f), (g) and (h) of the definition of Permitted Investments and (2) the making of any Permitted Investment described in clause (e) of the definition of Permitted Investments;

          (h)   dividends or distributions paid or payable on Existing Preferred Stock;

          (i)    payments that would otherwise be Restricted Payments, in an aggregate amount not to exceed $50,000,000 collectively; provided that at the time of, and after giving effect to, the proposed payment, LQ Corporation could have incurred at least $1.00 of additional Indebtedness under the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock;" and

          (j)    LQ Properties may declare or pay any dividend or make any distribution that is necessary to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended, if the aggregate principal amount of all outstanding Indebtedness of LQ Corporation and the Restricted Subsidiaries is less than 80% of Adjusted Total Assets;

provided, however, in the case of clauses (a), (b), (c), (d), (e), (f), (g)(2), (h), (i) and (j) no default or event of default shall have occurred and be continuing or would occur as a consequence of such payments.

        In determining whether any Restricted Payment is permitted by the foregoing covenant, LQ Corporation may allocate or reallocate all or any portion of the Restricted Payment among clauses (a) through (j) of the preceding paragraph or among the clauses in the first paragraph of this covenant including clauses (1), (2) and (3), provided, however, that at the time of, and after giving effect to, the allocation or reallocation, all the Restricted Payments, or allocated portions of the Restricted Payments, must be permitted under one or more of the various provisions of the foregoing covenant.

        The amount of all Restricted Payments (other than cash) will be the fair market value (evidenced in the case of Restricted Payments in excess of $10,000,000 by a resolution of the board of directors of LQ Corporation described in an officer's certificate delivered to the trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by LQ Corporation or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than (a) the end of any calendar quarter in which any Restricted Payment is made or (b) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in the quarter to exceed $10,000,000, LQ Properties will deliver to the trustee an officer's certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the latest available consolidated financial statements of LQ Corporation.

        Designation of Restricted and Unrestricted Subsidiaries.    The board of directors of LQ Corporation may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a default or event of default. For purposes of making the determination as to whether the designation would cause a default or event of default, all outstanding Investments by LQ Corporation and the Restricted Subsidiaries (except to the extent repaid in cash) in the subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments in an amount equal to the greatest of (a) the net book value of the Investments at the time of the designation, (b) the fair market value of the Investments at the time of the designation and (c) the original fair market value of the Investments at the time they were made.

The designation will only be permitted if the Restricted Payment would be permitted at the time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Restricted Subsidiary to be an Unrestricted Subsidiary by LQ Corporation's board of directors will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of LQ Corporation's board of directors giving effect to the designation and an officer's certificate certifying that the designation complied with the foregoing conditions.

        Incurrence of Indebtedness and Issuance of Certain Capital Stock.    LQ Corporation will not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur" or an "incurrence" of) any Indebtedness (including Assumed Indebtedness), or issue, any shares of Disqualified Stock and LQ Corporation will not permit any Restricted Subsidiary (other than LQ Properties) to issue any Preferred Stock; provided, however, LQ Properties or any Guarantor may incur Indebtedness (including Assumed Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio of LQ Corporation for its most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is incurred or the Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

        The foregoing provisions do not apply to:

          (a)   the incurrence by LQ Corporation's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any of such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, that event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary;

          (b)   the incurrence by LQ Corporation or LQ Properties of Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $225,000,000 at any one time outstanding, minus any Net Proceeds that have been applied to permanently reduce the outstanding amount of Indebtedness under clause (a) of the third paragraph of the covenant described under "—Repurchase at the Option of Holders—Asset Sales;"

          (c)   the incurrence by LQ Corporation and LQ Properties of Existing Indebtedness;

          (d)   the incurrence by LQ Properties or Guarantors of Indebtedness under Interest Rate and Currency Obligations that do not increase Indebtedness of LQ Corporation or the Guarantors, as the case may be, other than as a result of fluctuations in interest or foreign currency exchange rates;

          (e)   the incurrence or the issuance by LQ Properties or a Guarantor of Refinancing Indebtedness or Refinancing Disqualified Stock; provided, however, that the Refinancing Indebtedness or Refinancing Disqualified Stock must be a Permitted Refinancing;

          (f)    the incurrence by LQ Corporation or any Restricted Subsidiary of intercompany Indebtedness between or among LQ Corporation and/or any Restricted Subsidiary; provided, however, that (1) all intercompany Indebtedness incurred by LQ Properties or any Guarantor will be subordinated in right of payment to the payment in full of Obligations under the notes and the guarantees of the notes and (2) a subsequent issuance or transfer of Equity Interests that results in any of the Indebtedness being held by a Person other than a Restricted Subsidiary and any sale or other transfer of any of the Indebtedness to a Person that is not either LQ Corporation or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of the Indebtedness by LQ Corporation or a Restricted Subsidiary, as the case may be;

          (g)   the incurrence of Indebtedness represented by the notes issued on the Issue Date and any guarantee of the notes;

          (h)   the incurrence by LQ Corporation or any Restricted Subsidiary, in the ordinary course of business and consistent with industry practice at the time, of surety, performance or appeal bonds or letters of credit in connection with obligations under workers' compensation laws, unemployment insurance laws or similar legislation or in connection with public or statutory obligations of LQ Corporation or any Restricted Subsidiary;

          (i)    the incurrence of Indebtedness by LQ Corporation or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of LQ Corporation or any Restricted Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the total consideration actually received by LQ Corporation and any Restricted Subsidiary on a consolidated basis in connection with such disposition;

          (j)    the guarantee of Indebtedness of LQ Corporation or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; and

          (k)   the incurrence by LQ Corporation or any Additional Guarantor of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed $50,000,000 collectively; provided, however, that $15,000,000 of this amount may be incurred by non-guarantor Restricted Subsidiaries.

        For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories described in clauses (a) through (k) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, LQ Corporation shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (b) of the second paragraph of this covenant. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

        Sale and Leaseback Transactions.    LQ Corporation will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction; provided, however, that LQ Properties or any Guarantor may enter into a sale and leaseback transaction if:

          (a)   the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value and in the case of sale and leaseback transactions involving $10,000,000 or more, is as determined in good faith by the board of directors of LQ Corporation and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction;

          (b)   LQ Properties or that Guarantor could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock;"

          (c)   LQ Properties or the Guarantor applies an amount equal to the Attributable Debt relating to such sale and leaseback transaction either:

             (1)  to permanently repay, and reduce related commitments under, first, any Credit Facility or the Existing Notes and, second, under any other senior Indebtedness including the notes; or

             (2)  to invest net proceeds in property or assets, including Investments permitted under clause (e) of the definition of Permitted Investments, used in a Hospitality-Related Business, provided that LQ Corporation or such Restricted Subsidiary will have complied with this clause (b) if, within 365 days after the sale and leaseback transaction, LQ Corporation or such Guarantor, as applicable, shall have commenced and not completed or abandoned an investment in compliance with this clause (2) and shall have segregated the proceeds from the general funds of LQ Corporation and its subsidiaries for that purpose and the investment is substantially completed within 365 days after the first anniversary of the sale and leaseback transaction; and

          (d)   at the time of entering into such transaction, the property or other assets that are the subject of the sale and leaseback transaction could have been subjected to a Lien securing Indebtedness in a principal amount equal to the Attributable Debt with respect to such sale and leaseback transaction under clause (n) of the definition of Permitted Liens.

        Dividend and Other Payment Restrictions Affecting Subsidiaries.    LQ Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a)   (1) pay dividends or make any other distributions to LQ Corporation or any Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (2) pay any Indebtedness owed to LQ Corporation or any Restricted Subsidiary;

          (b)   make loans or advances or capital contributions to LQ Corporation or any Restricted Subsidiary; or

          (c)   sell, lease or transfer any of its properties or assets to LQ Corporation or any Restricted Subsidiary,

        except for those encumbrances or restrictions existing under or by reasons of:

             (1)  Existing Indebtedness or other instruments governing Equity Interests, in each case as in effect on the date of the indenture;

             (2)  any Credit Facility, except that the encumbrances or restrictions contained in that facility, as amended, modified, supplemented, restructured, renewed, restated, refunded, replaced or refinanced or extended from time to time on one or more occasions, must not be materially more restrictive, taken as a whole, than those contained in the Credit Agreement as in effect on the Issue Date;

             (3)  the indenture and the notes;

             (4)  applicable law;

             (5)  any instrument governing Indebtedness or Equity Interests of either (A) a Restricted Subsidiary formed to own, operate or develop a Hospitality-Related Business in which LQ Corporation or any Restricted Subsidiary, directly or indirectly, owns less than 80% of the Capital Stock of such Restricted Subsidiary or (B) a Person LQ Corporation or any Restricted

    Subsidiary acquires or of any Person that becomes a Restricted Subsidiary as in effect at the time of the acquisition or the Person becoming a Restricted Subsidiary (except to the extent the Indebtedness was incurred in connection with or in contemplation of the acquisition or that Person becoming a Restricted Subsidiary), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided, however, that the Consolidated Cash Flow of that Person to the extent of such restriction is not taken into account in determining whether the acquisition was permitted by the terms of the indenture;

             (6)  restrictions of the nature described in clause (c) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

             (7)  purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

             (8)  Permitted Refinancings, except that the encumbrance or restrictions contained in the agreements governing the Permitted Refinancings must not be materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness or Disqualified Stock being refinanced; or

             (9)  customary restrictions in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent the restrictions restrict the transfer of the property subject to such security agreements and mortgages.

        Liens.    LQ Corporation will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, securing Indebtedness or Attributable Debt unless it has made or will make effective provision whereby the notes or the applicable guarantee will be secured by such Lien equally and ratably with (or, if such other Indebtedness constitutes subordinated Indebtedness, prior to) all other Indebtedness of LQ Corporation or any Restricted Subsidiary secured by such Lien for so long as such other Indebtedness is secured by such Lien.

        Merger, Consolidation or Sale of Assets.    Neither LQ Properties nor any Guarantor may consolidate or merge with or into (whether or not LQ Properties or such Guarantor, as the case may be, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of LQ Properties or any Guarantor in one or more related transactions, to another Person unless:

          (a)   LQ Properties or such Guarantor, as the case may be, is the surviving Person or the Person formed by or surviving the consolidation or merger (if other than LQ Properties or such Guarantor, as the case may be) or to which the sale, transfer or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (b)   the Person formed by or surviving any such consolidation or merger (if other than LQ Properties or such Guarantor, as the case may be) or the Person to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of the obligations of LQ Properties or such Guarantor, as the case may be, pursuant to a supplemental indenture under the notes or the guarantee, as the case may be, and the indenture;

          (c)   immediately after the transaction no default or event of default exists; and

          (d)   except with respect to a consolidation or merger of LQ Properties with or into a Guarantor, LQ Properties or such Guarantor, as the case may be, or any Person formed by or surviving any such consolidation or merger, or to which the sale, assignment, transfer, lease, conveyance or other disposition shall have been made, will, at the time of the transaction and after giving pro forma effect thereto as if the transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness under the tests as set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock."

        Except as described with respect to Additional Guarantors under "—Additional Guarantees," upon any consolidation, merger, lease, conveyance or transfer in accordance with the foregoing, the successor Person formed by the consolidation or into which LQ Properties or such Guarantor, as the case may be, are merged or to which the lease, conveyance or transfer is made shall succeed to, and be substituted for LQ Properties or such Guarantor, as the case may be, and may exercise all of the rights and powers under the indenture with the same effect as if the successor had been named as LQ Properties or such Guarantor, as the case may be, therein and thereafter (except in the case of a lease) the predecessor Person will be relieved of all further obligations and covenants under the indenture and the notes or the guarantee, as the case may be.

        Transactions with Affiliates.    LQ Corporation will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

          (a)   the Affiliate Transaction is on terms that are no less favorable to LQ Corporation or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by LQ Corporation or the Restricted Subsidiary on an arm's length basis with an unrelated Person; and

          (b)   LQ Properties delivers to the trustee:

             (1)  with respect to any Affiliate Transaction involving aggregate payments in excess of $10,000,000, an officers' certificate certifying that the Affiliate Transaction complies with clause (a) above and the Affiliate Transaction is approved by a majority of the disinterested members of LQ Corporation's board of directors; and

             (2)  with respect to any Affiliate Transaction involving aggregate payments in excess of $20,000,000, an opinion as to the fairness to LQ Corporation or the Restricted Subsidiary from a financial point of view issued, by an investment banking firm of national standing or a qualified appraiser selected by LQ Properties.

        The following will not be deemed Affiliate Transactions:

              (A)  any employment, deferred compensation, stock option, long-term or stock-based awards, noncompetition, consulting or similar agreement that LQ Corporation or any Restricted Subsidiary enters into in the ordinary course of business and consistent with the industry practice at the time of LQ Corporation or any Restricted Subsidiary;

              (B)  transactions between or among LQ Corporation and/or any Restricted Subsidiary;

              (C)  customary transactions in connection with a Qualified CMBS Transaction; and

              (D)  Restricted Payments permitted by the provisions described above under the covenant described under "—Restricted Payments."

        Additional Guarantees.    Before any Restricted Subsidiary, other than LQ Properties, incurs any Indebtedness (including any guarantee of Indebtedness, but excluding any guarantee of Credit Facilities or Indebtedness incurred by a non-guarantor Restricted Subsidiary pursuant to clause (k) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock") or issues any Disqualified Stock, for so long as such Indebtedness or Disqualified Stock is outstanding, it must execute and deliver to the trustee both (1) a supplemental indenture under which such Restricted Subsidiary will guarantee, on an unsecured senior basis, all of the Obligations with respect to the new notes, and (2) an opinion of counsel to the effect that the supplemental indenture has been duly executed and delivered. LQ Corporation may, at any time and from time to time, cause a Restricted Subsidiary to guarantee the new notes and be thereafter treated as an Additional Guarantor.

        In the event of (1) a sale or other disposition of all or substantially all of the assets of any Additional Guarantor, which sale or other disposition is otherwise in compliance with the terms of the indenture, by way of merger, consolidation or otherwise, (2) a sale or other disposition of all of the capital stock of any Additional Guarantor, or (3) a designation of any Restricted Subsidiary that is an Additional Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture, then the Additional Guarantor (in the event of a sale or other disposition, by way of a merger, consolidation or otherwise, of all of the capital stock of the Additional Guarantor or a designation as an Unrestricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the Additional Guarantor) will be automatically and unconditionally released and relieved of any obligations under its guarantee.

        Line of Business.    For so long as any notes are outstanding, LQ Corporation will not, and will not permit any Restricted Subsidiary to, engage in any business or activity other than a Hospitality-Related Business.

        Payments for Consent.    Neither LQ Corporation nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture, the notes or the guarantee unless the consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend in the time frame described in the solicitation documents relating to the consent, waiver or agreement.

        Reports.    Whether or not required by the rules and regulations of the Securities and Exchange Commission, as long as any notes are outstanding, LQ Corporation will furnish to the trustee all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if LQ Corporation were required to file the forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by certified independent accountants. In addition, whether or not required by the rules and regulations of the Securities and Exchange Commission, LQ Corporation will submit a copy of all the information with the Securities and Exchange Commission for public availability (unless the Securities and Exchange Commission will not accept such a submission) and file the information with the trustee and make the information available to investors and securities analysts who request it in writing. In addition, for as long as the notes are outstanding, LQ Corporation will continue to provide to holders and to prospective purchasers of notes the information required by Rule 144A(d)(4) of the Securities Act.

Events of Default and Remedies

        Each of the following constitutes an event of default with respect to the notes:

          (a)   default for 30 days in the payment when due of interest, if any, on the notes;

          (b)   default in payment when due of the principal of or premium, if any, on the new notes at maturity, upon redemption or otherwise, including the failure to make a payment to purchase notes tendered pursuant to a Change of Control offer or an Asset Sale offer;

          (c)   failure by LQ Corporation or any Restricted Subsidiary to comply with the covenant described under "—Covenants—Merger, Consolidation or Sale of Assets;"

          (d)   failure by LQ Corporation or any Restricted Subsidiary for 30 days in the performance of any other covenant, warranty or agreement in the indenture or the notes after written notice shall have been given to LQ Properties by the trustee or to LQ Properties and the trustee by holders of at least 25% in principal amount of the notes then outstanding;

          (e)   for so long as any of the Existing Notes remain outstanding, a payment default resulting from the failure to pay at maturity any Indebtedness of LQ Corporation or any Restricted Subsidiary in an aggregate principal amount greater than $10,000,000;

          (f)    a default under any Indebtedness by LQ Corporation or any Restricted Subsidiary that results in acceleration of the maturity of such Indebtedness, or failure to pay any such Indebtedness at maturity, in an aggregate amount greater than $10,000,000;

          (g)   failure by LQ Corporation or any Restricted Subsidiary to pay final judgments rendered against them (other than judgment liens without recourse to any of LQ Corporation's or any Restricted Subsidiary's assets or property other than assets or property securing Non-Recourse Indebtedness) aggregating in excess of $20,000,000, which judgments are not paid, discharged or stayed for a period of 60 days, except for judgments as to which a reputable insurance company has accepted full liability;

          (h)   except as permitted by the indenture, any guarantee by an Additional Guarantor that is a Significant Subsidiary with respect to the new notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or LQ Corporation or any Additional Guarantor that is a Significant Subsidiary (in both cases, including its successors and assigns), or any Person acting on behalf of such Guarantor (or its successors and assigns), shall deny or disaffirm its obligations or shall fail to comply with any obligations under its guarantee; and

          (i)    specific events of bankruptcy or insolvency with respect to LQ Properties, LQ Corporation, or any Restricted Subsidiary that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

        If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an event of default arising from specific events of bankruptcy or insolvency, with respect to (1) LQ Properties, (2) any of LQ Corporation's subsidiaries that would constitute a Significant Subsidiary, (3) any group of LQ Corporation's subsidiaries that, taken together, would constitute a Significant Subsidiary or (4) LQ Corporation, all outstanding notes will become due and payable without further action or notice. Under specific circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any acceleration with respect to the notes and its consequences. Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default, except a default or event of default relating to the payment of principal or interest on the notes, if it determines that withholding notice is in their interest.

        No holder of a note may pursue a remedy under the indenture unless:

          (a)   the holder gives to the trustee written notice of a continuing event of default or the trustee receives the notice from LQ Properties or LQ Corporation;

          (b)   the holders of at least 25% in principal amount of the then-outstanding notes make a written request to the trustee to pursue a remedy;

          (c)   the holder of a note or holders of notes offer and, if requested, provide to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

          (d)   the trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e)   during the 60-day period the holders of a majority in principal amount of the then-outstanding notes do not give the trustee a direction inconsistent with the request.

        However, this provision does not affect the right of a holder of a note to sue for enforcement of any overdue payment on the notes.

        LQ Properties is required to deliver to the trustee annually a statement regarding compliance with the indenture, including with respect to any Restricted Payments made during that year and the basis upon which the calculations required by the covenants described under "—Covenants—Restricted Payments" were computed (which calculations may be based on its latest available financial statements). LQ Properties is also required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying the default or event of default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        None of the directors, officers, employees, incorporators or stockholders, past, present or future, of LQ Properties, any successor Person or any Guarantor, as such, shall have any liability for any of obligations under the new notes, any guarantee of the new notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of new notes by accepting a new note waives and releases all those liabilities. The waiver and release are part of the consideration for issuance of the new notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver or release is against public policy.

Legal Defeasance and Covenant Defeasance

        LQ Properties may, at its option and at any time, elect to have all of its obligations and the obligations of any Guarantor discharged with respect to the outstanding notes ("legal defeasance"), except for:

          (a)   the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on the notes when the payments are due;

          (b)   LQ Properties' obligations and those of the Guarantors with respect to the notes concerning issuing temporary notes, registration of notes, if applicable, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (c)   the rights, powers, trusts, duties and immunities of the trustee, and LQ Properties' obligations and those of the Guarantors in connection with the trustee; and

          (d)   the legal defeasance provisions of the indenture.

        In addition, LQ Properties may, at its option and at any time, elect to have its obligations and those of any Guarantor released with respect to specific covenants that are described in the indenture ("covenant defeasance"). After this release, any omission to comply with those obligations would not constitute a default or event of default with respect to the notes. In the event covenant defeasance occurs, some events, but not non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described above under "—Events of Default and Remedies" would no longer constitute an event of default with respect to the notes.

        In order to exercise either legal defeasance or covenant defeasance,

          (a)   LQ Properties must irrevocably deposit with the trustee, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding notes;

          (b)   in the case of legal defeasance, LQ Properties shall have delivered to the trustee an opinion of counsel (which counsel may be an employee of LQ Corporation or one of its subsidiaries) reasonably acceptable to the trustee confirming that (1) LQ Properties has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

          (c)   in the case of covenant defeasance, LQ Properties shall have delivered to the trustee an opinion of counsel (which counsel may be an employee of LQ Corporation or one of its subsidiaries) reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

          (d)   no default or event of default shall have occurred and be continuing with respect to the notes on the date of the deposit, other than a default or event of default resulting from the borrowing of funds applied to the deposit, or insofar as events of default from bankruptcy or insolvency events are concerned, at anytime in the period ending on the 123rd day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by LQ Properties);

          (e)   such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which LQ Corporation or any Restricted Subsidiary is a party or by which LQ Corporation or any Restricted Subsidiary is bound;

          (f)    LQ Properties shall have delivered to the trustee an opinion of counsel to the effect that, as of the date of the opinion, (1) the trust funds will not be subject to any rights of holders of Indebtedness other than the notes and (2) assuming no intervening bankruptcy of LQ Properties or LQ Corporation between the date of deposit and the 123rd day following the deposit and assuming no holder of notes is an insider of LQ Corporation or LQ Properties, after the 123rd day following the deposit, the trust funds will be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law;

          (g)   LQ Properties shall have delivered to the trustee an officer's certificate stating that the deposit was not made by it with the intent of preferring the holders of the new notes over its other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

          (h)   LQ Properties shall have delivered to the trustee an officer's certificate and an opinion of counsel (which counsel may be an employee of LQ Corporation or one of its subsidiaries), each stating that all conditions precedent provided for relating to such legal defeasance or such covenant defeasance have been satisfied.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of old notes as to all outstanding old notes when either:

          (a)   all the notes previously authenticated and delivered, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by LQ Properties and later repaid to LQ Properties or discharged from the trust, have been delivered to the trustee for cancellation; or

          (b)   (1) all the notes not previously delivered to the trustee for cancellation have become due and payable by their terms or shall have been called for redemption and LQ Properties has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation or redemption, for the principal amount, premium and liquidated damages, if any, and accrued interest to the date of the deposit; (2) LQ Properties has paid all other sums payable by LQ Properties with respect to the notes under the indenture; and (3) LQ Properties has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

        In addition, LQ Properties must deliver an officer's certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge of the indenture with respect to the notes have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs of this subsection, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding notes, including consents obtained in connection with a tender offer or exchange offer for notes. In addition, any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then-outstanding notes, including consent obtained in connection with a tender offer or exchange offer for notes.

        Without the consent of each holder affected, an amendment or waiver may not, with respect to any notes held by a non-consenting holder of notes:

          (a)   reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (b)   reduce the principal of or change the fixed maturity of any notes or alter the provisions with respect to the redemption of the notes;

          (c)   reduce the rate of or change the time for payment of interest on any note;

          (d)   waive a default or event of default in the payment of principal of or premium, if any, or interest, if any, on any notes, except a rescission of acceleration of the new notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from the acceleration;

          (e)   make any note payable in money other than that stated in the notes;

          (f)    make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or premium, if any, interest or liquidated damages, if any, on the notes;

          (g)   waive a redemption payment with respect to any note;

          (h)   modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or any guarantee of the notes in a manner which adversely affects the holders in any material respect;

          (i)    voluntarily release a Guarantor of the notes except as otherwise provided in the indenture;

          (j)    make any change to the covenants described above under "—Repurchase at the Option of Holders;" or

          (k)   make any change in the above amendment and waiver provisions.

        Notwithstanding the foregoing, without the consent of any holder of notes, LQ Properties and the trustee may amend or supplement the indenture or the notes (a) to cure any ambiguity, defect or inconsistency, (b) to provide for uncertificated notes in addition to or in place of certificated notes, (c) to provide for the assumption of LQ Properties' or any Guarantor's obligations to holders of the notes in the case of a merger, consolidation or sale of assets, (d) to release a Guarantor as provided in the indenture, (e) to make any change that would provide any additional rights or benefits to the holders of the notes or that does not adversely affect the legal rights under the indenture of any such holder, or (f) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Concerning the Trustee

        The indenture contains limitations on the rights of the trustee, should it become a creditor of LQ Properties, to obtain payment of claims in specific cases or to realize on specific property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate the conflict within 90 days, apply to the Securities and Exchange Commission for permission to continue or resign. The holders of a majority in principal amount of the then-outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, with some exceptions. If an event of default occurs, and is not cured, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Definitions

        LQ Properties have provided below selected defined terms as used in the indenture. Please refer to the indenture for a full description of all those terms, as well as any other capitalized terms used in this description of the new notes for which no definition is provided.

        "Additional Guarantor" means any Restricted Subsidiary or other Person (other than Parent Guarantor that guarantees the notes under the terms of the indenture and its successor, if any).

        "Adjusted Total Assets" means the sum of (a) Consolidated Net Tangible Assets, (b) Consolidated Current Liabilities and (c) accumulated depreciation and amortization to the extent included in calculating Consolidated Net Tangible Assets.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the specified Person. For purposes of this definition, "control," including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the Person, whether through the ownership of voting securities, by agreement or otherwise. No Person (other than LQ Corporation or any Restricted Subsidiary) in whom an Unrestricted Subsidiary makes an Investment in connection with a Qualified CMBS Transaction will be deemed to be an Affiliate of LQ Corporation or any Restricted Subsidiary solely by reason of such Investment.

        "Asset Sale" means:

          (a)   the sale, lease (other than operating leases in respect of facilities which are ancillary to the operation of Hospitality-Related Business properties or assets of LQ Corporation or any Restricted Subsidiary), conveyance, transfer or other disposition of any of our property or assets of LQ Corporation or any Restricted Subsidiary, including by way of a sale and leaseback transaction or a Qualified CMBS Transaction;

          (b)   the issuance or sale of Equity Interests of any Restricted Subsidiary, other than common equity interests (including Class B Common Stock) of LQ Properties; or

          (c)   any Event of Loss.

  Notwithstanding the foregoing provisions, the following will not constitute an Asset Sale:

            (1)   the sale, lease, conveyance or other disposition of personal property held for sale in the ordinary course of business;

            (2)   the sale, lease, conveyance or other disposal of damaged, worn out or other obsolete property in the ordinary course of business as long as the property is no longer necessary for the proper conduct of the business of LQ Corporation or such Restricted Subsidiary, as applicable;

            (3)   the sale, lease, conveyance, transfer or other disposition of assets by LQ Corporation to any Restricted Subsidiary or by any Restricted Subsidiary to LQ Corporation or to another Restricted Subsidiary;

            (4)   the exchange of one or more lodging facilities and/or other real estate assets held by LQ Corporation or any Restricted Subsidiary for one or more lodging facilities and/or other real estate assets of any Person; provided, however, if any other assets are received by LQ Corporation or the Restricted Subsidiary in that exchange, the other consideration must be in cash or Cash Equivalents and the cash or Cash Equivalent consideration shall be deemed to be cash proceeds of an Asset Sale for the purposes of calculating "Net Proceeds" and applying Net Proceeds, if any, as described under "—Repurchase at the Option of Holders—

    Asset Sales;" provided further, however, that LQ Corporation's board of directors must have determined that the terms of any exchange or acquisition involving consideration in excess of $10,000,000 are fair and reasonable and, in the case of exchanges involving consideration in excess of $20,000,000, that the fair market value of the assets received by LQ Corporation or the Restricted Subsidiary, as described in an opinion of an independent qualified appraiser, are equal to or greater than the fair market value of the assets exchanged, sold or issued by LQ Corporation or such Restricted Subsidiary;

            (5)   any Restricted Payment, permitted under the covenant described under "—Covenants—Restricted Payments" above;

            (6)   the sale, lease, conveyance or other disposition of all or substantially all of the assets of LQ Corporation or LQ Properties in compliance with the provisions of the indenture described above under "—Repurchase at the Option of Holders—Change of Control" and "—Covenants—Merger, Consolidation or Sale of Assets;"

            (7)   the sale, lease, conveyance or other disposition of any property or assets of the TeleMatrix business (including the capital stock of those entities constituting the TeleMatrix business), assets recorded on the balance sheet of LQ Corporation as being held-for-sale, and any assets related to the healthcare business reflected in such balance sheet, as of December 31, 2002; and

            (8)   any transaction or series of related transactions that would otherwise be an Asset Sale where the fair market value of the assets, sold, leased, conveyed or otherwise disposed of was less than $5,000,000 or an Event of Loss or related series of Events of Loss under which the aggregate value of property or assets involved in such Event of Loss or Events of Loss is less than $5,000,000.

        "Assumed Indebtedness" means, with respect to any specified Person:

          (a)   Indebtedness of any other Person existing at the time the other Person merged with or into or became a subsidiary of the specified Person; and

          (b)   Indebtedness encumbering any asset acquired by the specified Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of that other Person merging with or into or becoming a subsidiary of, the specified Person.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Capital Lease Obligation" means, at the time any determination of the obligation is to be made, the amount of the liability in respect of a capital lease that would at the time be so required to be capitalized on the balance sheet in accordance with GAAP.

        "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to limited liability companies, partnerships, partnership interests, whether general or limited, and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

        "Cash Equivalents" means:

          (a)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the U.S. government having maturities of not more than six months from the date of acquisition;

          (b)   (1) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, (2) bankers acceptances with maturities not exceeding six months from the date of acquisition and (3) overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000;

          (c)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

          (d)   commercial paper or commercial paper master notes having a rating of at least P-1 or the equivalent of that rating by Moody's or at least A-1 or the equivalent of that rating by S&P's and in each case maturing within six months after the date of acquisition; and

          (e)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (a)   the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of LQ Corporation or LQ Properties to any other "person" or "group," as that term is used in Section 13(d)(3) of the Exchange Act;

          (b)   the adoption of a plan relating to the liquidation or dissolution of LQ Corporation or LQ Properties;

          (c)   the acquisition by any Person or group, as that term is used in Section 13(d)(3) of the Exchange Act, of a direct or indirect interest in more than 50% of the voting power of the voting stock of LQ Corporation or LQ Properties by way of purchase, merger or consolidation or otherwise, other than a creation of a holding company that does not involve a change in the beneficial ownership of LQ Corporation or LQ Properties as a result of the transaction;

          (d)   the merger or consolidation with or into another Person or merger of another Person into LQ Corporation or LQ Properties with the effect that immediately after that transaction the existing stockholders immediately before the transaction hold, directly or indirectly, less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the Person surviving the merger or consolidation; or

          (e)   the first day on which a majority of the members of LQ Corporation's board of directors are not Continuing Directors.

        "Class B Common Stock" means the Class B common stock of LQ Properties having such rights and privileges as constituted on the Issue Date.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

        "Comparable Treasury Price" means, with respect to any redemption date:

          (a)   the average of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," or

          (b)   if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

        "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person for the period plus:

          (a)   an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, to the extent the losses were deducted in computing Consolidated Net Income; plus

          (b)   provisions for taxes based on the income or profits of the Person for the period, to the extent the provision for taxes was included in computing Consolidated Net Income; plus

          (c)   Consolidated Interest Expense of the Person for the period to the extent the expense was deducted in computing Consolidated Net Income; plus

          (d)   Consolidated Depreciation and Amortization Expense of the Person for the period, to the extent deducted in computing Consolidated Net Income; plus

          (e)   noncash items decreasing the Consolidated Net Income for the period, including any expense related to stock option grants and similar compensation and adjustments required by Financial Accounting Standard 133; minus

          (f)    noncash items increasing the Consolidated Net Income for the period;

in each case, on a consolidated basis for the Person and its Restricted Subsidiaries, and determined in accordance with GAAP.

        Notwithstanding the foregoing, the provision for taxes on the income or profits of, the depreciation and amortization of and the interest expense of, a Restricted Subsidiary other than LQ Properties of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow (a) only to the extent, and in the same proportion, that the Net Income of the Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person, (b) only if a corresponding amount would be permitted at the date of determination to be dividended to that Person by the Restricted Subsidiary without prior governmental approval (that has not been obtained), and (c) without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders. Any calculation of the Consolidated Cash Flow of an individual hotel property shall be calculated in a manner consistent with the foregoing.

        "Consolidated Current Liabilities" as of the date of determination means the aggregate amount of liabilities of LQ Corporation and the Restricted Subsidiaries, determined on a consolidated basis, which may properly be classified as current liabilities, including taxes payable as accrued, on a consolidated basis, after eliminating:

          (a)   all intercompany items between LQ Corporation and any Restricted Subsidiary; and

          (b)   all current maturities of long-term Indebtedness,

all as determined in accordance with GAAP consistently applied.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization of goodwill, restricted stock compensation and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and the total amount of non-cash charges, other than non-cash charges that represent an accrual or reserve for cash charges in future periods or which involved a cash expenditure in a prior period, of such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (a) interest expense, whether paid or accrued, to the extent the expense was deducted in computing Consolidated Net Income, including amortization of original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations, imputed interest with respect to Attributable Debt and net payments (if any) pursuant to Interest Rate and Currency Obligations, but excluding amortization of deferred financing fees, less interest earned on cash or Cash Equivalents, (b) commissions, discounts and other fees and charges paid or accrued with respect to letters of credit and bankers acceptance financing and (c) interest for which such Person or its Restricted Subsidiary is liable, whether or not actually paid, pursuant to Indebtedness or under a guarantee of Indebtedness of any other Person, in each case, calculated for such Person and its Restricted Subsidiaries for the period on a consolidated basis as determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for the period, on a consolidated basis, determined in accordance with GAAP (it being understood that the net income of Restricted Subsidiaries other than LQ Properties shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Restricted Subsidiaries), except that the following shall be excluded:

          (a)   the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be excluded, whether or not distributed to LQ Corporation or a Restricted Subsidiary, except that Net Income of any Person that is a Permitted Venture and that is accounted for by the equity method of accounting shall be included to the extent such Net Income is actually distributed to LQ Corporation or a Restricted Subsidiary;

          (b)   the Net Income of any Person that is a Restricted Subsidiary and that is restricted from declaring or paying dividends or other distributions, directly or indirectly, by operation of the terms of its charter, any applicable agreement, instrument, judgment, decree, order, statute, rule or governmental regulation or otherwise shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary; and

          (c)   the cumulative effect of changes in accounting principles shall be excluded.

        "Consolidated Net Tangible Assets" as of any date of determination, means the total amount of assets, less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other similar items properly deducted in determining net assets, which would appear on a consolidated balance sheet of LQ Corporation and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

          (a)   minority interests in consolidated subsidiaries (other than LQ Properties) held by Persons other than LQ Corporation or any Restricted Subsidiary;

          (b)   excess of cost over fair value of assets of businesses acquired, as determined in good faith by LQ Corporation's board of directors;

          (c)   any revaluation or other write-up in book value of assets after the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

          (d)   unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

          (e)   treasury stock; and

          (f)    cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent the obligation is not reflected in Consolidated Current Liabilities.

        "Continuing Directors" means, as of any date of determination, any member of LQ Corporation's board of directors who:

          (a)   was a member of LQ Corporation's board of directors on the date of the indenture; or

          (b)   was nominated for election or elected to the board of directors with the affirmative vote of at least a majority of the Continuing Directors who were members of LQ Corporation's board of directors at the time of the nomination or election.

        "Credit Agreement" means the Credit Agreement, dated as of June 6, 2001, as subsequently amended to the Issue Date, entered into by and among LQ Corporation, LQ Properties, the guarantors named therein and the agents and lenders party thereto, and any other senior debt facilities or commercial paper facilities with banks or other lenders or investors providing for borrowings, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as amended, modified, supplemented, restructured, renewed, restated, or extended, from time to time on one or more occasions.

        "Credit Facilities" means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional lenders, borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided, however, that such increase is permitted by the covenant described under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock."

        "default" with respect to the notes means any event that is or with the passage of time or the giving of notice or both would be an event of default with respect to the notes.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 123 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require LQ Properties to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that LQ Properties may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under "—Covenants—Restricted Payments."

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for Capital Stock.

        "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of the property or asset or (b) any actual condemnation, seizure or taking by the power of eminent domain or otherwise of the property or asset, or confiscation of the property or asset or the requisition of the use of the property or asset.

        "Existing Indebtedness" means the Indebtedness of LQ Corporation and LQ Properties in existence on the Issue Date after giving effect to the use of proceeds of the private offering of the old notes and excluding, for this purpose, amounts outstanding under the Credit Agreement and other Indebtedness outstanding pursuant to clause (b) of the second paragraph under "—Incurrence of Indebtedness and Issuance of Certain Capital Stock" as in effect on the date of the indenture.

        "Existing Notes" means the 7.82% Notes due September 2026 (puttable after September 2003), 7.51% Medium Term Notes due September 2003, 7.25% Senior Notes due March 2004, 7.114% Notes, 7.60% Medium Term Notes due September 2005, 7.62% Medium Term Notes due September 2005, 7.62% Medium Term Notes due September 2005, 7.63% Medium Term Notes due September 2005, 7.40% Senior Notes due September 2005, 7.30% Medium Term Notes due November 2006, 7.27% Medium Term Notes due February 2007, 7.00% Notes due August 2007, 7.33% Medium Term Notes due April 2008, 8.625% Medium Term Notes due August 2015, and 8.25% Medium Term Notes due September 2015.

        "Existing Preferred Stock" means Preferred Stock of LQ Properties issued and outstanding on the date of the indenture.

        "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for the period to the Fixed Charges of such Person for the period. If LQ Corporation or any Restricted Subsidiary incurs, assumes, guarantees, redeems or repays any Indebtedness, other than revolving credit borrowings that provide working capital in the ordinary course of business, or issues or redeems Preferred Stock after the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but before the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or the issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (a)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

          (b)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (c)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (a)   Consolidated Interest Expense of that Person and its Restricted Subsidiaries for the period to the extent the expense was deducted in computing Consolidated Net Income; and

          (b)   the product of:

            (1)   all cash dividend or distribution payments on any series of Preferred Stock of that Person or its Restricted Subsidiaries, other than (A) Preferred Stock owned by that Person or its Restricted Subsidiaries and (B) the Existing Preferred Stock; multiplied by

            (2)   a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of that Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; provided, however, if the cash dividend or distribution on the Preferred Stock is deductible for federal tax purposes, then the fraction shall be equal to one.

        "Franchise Arrangement" means contracts, agreements and other arrangements between LQ Corporation or any Restricted Subsidiary and Franchisees pursuant to which LQ Corporation or such Restricted Subsidiary has the right to receive royalty, service, marketing, reservation or other fees, income and compensation in the ordinary course of business of LQ Corporation or such Restricted Subsidiary.

        "Franchisees" means Persons that are owners or operators of hotels, motels, inns, lodges, lodging facilities, conference centers, resorts and similar businesses under Franchise Arrangements with LQ Corporation or a Restricted Subsidiary.

        "Funds From Operations" for any period means the Consolidated Net Income of LQ Corporation for such period excluding gains or losses from debt restructurings and sales of depreciable operating property, plus depreciation on real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets after adjustments for unconsolidated partnerships and joint ventures, plus minority interests, if applicable (it being understood that the accounts of Restricted Subsidiaries other than LQ Properties shall be consolidated only to the extent of LQ Corporation's proportionate interest therein).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by another entity as have been approved by a significant segment of the accounting profession, as in effect from time to time; provided, however, that any change in GAAP that would cause LQ Corporation or a Restricted Subsidiary to record an existing item as a liability upon that entity's balance sheet, which item was not previously required by GAAP to be so recorded, shall not constitute an incurrence of Indebtedness for purposes of the indenture.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

        "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or otherwise incurring, assuming or becoming liable for the payment of any principal, premium or interest, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligation of another Person (including agreements to keep-well and to purchase assets, goods, securities or services).

        "Hospitality-Related Business" means any business in which LQ Corporation or any Restricted Subsidiary is engaged on the Issue Date and the lodging business and other businesses necessary for, incident to, connected with, related to or arising out of the lodging business, including developing, owning, operating, managing and franchising lodging facilities, restaurants and other food-service facilities, convention or meeting facilities or other related activities and any additions or improvements thereon.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (a)   in respect of borrowed money;

          (b)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (c)   in respect of banker's acceptances;

          (d)   representing Capital Lease Obligations;

          (e)   representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (f)    representing any Interest Rate and Currency Obligations,

if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, however, that a Person will not be deemed to have incurred any Indebtedness (or be liable with respect to such Indebtedness) by virtue of Standard Securitization Undertakings.

        "Independent Investment Banker" means a Reference Treasury Dealer appointed by LQ Properties with the consent of the trustee.

        "Interest Rate and Currency Obligations" means, with respect to any Person, the obligations of that Person under (a) fixed rate-to-floating rate or floating rate-to-fixed rate interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates or currency exchange rates.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding advances on commissions and travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, but excluding additions to or capital expenditures made with respect to property, plant and equipment. If LQ Corporation or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, LQ Corporation or such selling Restricted Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under "—Covenants—Restricted Payments." The acquisition by LQ Corporation or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by LQ Corporation or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under "—Covenants—Restricted Payments."

        "Issue Date" means March 19, 2003.

        "Lien" means, with respect to any asset, or income or profits therefrom, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature of a conditional sale or title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined as provided by GAAP and before any reduction in respect of Preferred Stock dividends as reflected in minority interest or otherwise paid by LQ Corporation or any Restricted Subsidiary, but excluding, any gain (but not loss), together with any related provision for taxes on the gain (but not loss) realized in connection with any Asset Sale, and also excluding any extraordinary gain (but not loss), together with any related provision for taxes on the extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by LQ Corporation or any Restricted Subsidiary in respect of any Asset Sale, net of the direct costs relating to the Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions; any relocation expenses incurred as a result of the sale; taxes paid or payable as a result of the sale, after taking into account any available tax credits or deductions and any tax sharing arrangements; amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of the Asset Sale and any reserve for adjustment in respect of the sale price of the asset or assets.

        "Non-Recourse Indebtedness" means Indebtedness (a) as to which none of LQ Corporation or any Restricted Subsidiary (1) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, other than pursuant to Standard Securitization Undertakings, (2) is directly or indirectly liable pursuant to a guarantee or otherwise, other than pursuant to Standard Securitization Undertakings, or (3) constitutes the lender, (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit (upon notice, lapse of time or both) any holder of any Indebtedness of LQ Corporation or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or become payable before its stated maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of LQ Corporation or any Restricted Subsidiary, other than pursuant to Standard Securitization Undertakings.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Investments" means:

          (a)   Investments in LQ Corporation;

          (b)   Investments in any Restricted Subsidiary;

          (c)   Investments in Cash Equivalents;

          (d)   Investments by LQ Corporation or any Restricted Subsidiary in a Person, if as a result of such Investment (1) the Person becomes a Restricted Subsidiary, or (2) the Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, LQ Corporation or any Restricted Subsidiary;

          (e)   Investments in Permitted Ventures so long as the aggregate amount of Investments outstanding at any time pursuant to this clause (e) does not exceed the greater of (1) $50,000,000 or (2) 5% of Consolidated Net Tangible Assets;

          (f)    Investments to acquire Trust Certificates;

          (g)   Investments made in connection with executing and administering LQ Corporation's supplemental retirement plan as in effect on the Issue Date;

          (h)   an Investment by LQ Corporation or any Restricted Subsidiary acquired as a result of a transfer of assets to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction.

        "Permitted Liens" means:

          (a)   Liens to secure Indebtedness permitted to be incurred under clause (b) of the second paragraph of the covenant described under "Covenants—Incurrence of Indebtedness and Issuance of Certain Capital Stock" and Liens to secure guarantees of such Indebtedness;

          (b)   Liens for taxes, assessments or governmental charges or levies on the property of LQ Corporation or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceeding; provided, however, that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (c)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the property of LQ Corporation or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate actions;

          (d)   Liens on the property of LQ Corporation or any Restricted Subsidiary incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of LQ Corporation and the Restricted Subsidiaries taken as a whole;

          (e)   Liens on property at the time LQ Corporation or any Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into LQ Corporation or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of LQ Corporation or any Restricted Subsidiary; provided further, however, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by LQ Corporation or any Restricted Subsidiary;

          (f)    Liens on the property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of LQ Corporation or any other Restricted Subsidiary that is not a direct subsidiary of such Person; provided further, however, that any such Lien was not incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (g)   pledges or deposits by, or letters of credit posted in lieu thereof, LQ Corporation or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which LQ Corporation or any Restricted Subsidiary is party, or deposits, or letters of credit posted in lieu thereof, to secure public or statutory obligations of LQ Corporation or any Restricted Subsidiary, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

          (h)   utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          (i)    Liens existing on the dates of issuance of the notes not otherwise described in clauses (a) through (h) above;

          (j)    Liens incurred to secure Indebtedness of an Unrestricted Subsidiary, which Indebtedness is permitted to be incurred under the indenture; and

          (k)   Liens on the property of LQ Corporation or any Restricted Subsidiary to secure any Permitted Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (e), (f) or (i) above; provided, however, that any such Lien shall be limited to all or part of the same property that secured such Indebtedness being refinanced, and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)   the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (e), (f) or (i) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by LQ Corporation or such Restricted Subsidiary in connection with such Permitted Refinancing;

          (l)    Liens incurred in connection with Qualified CMBS Transactions;

          (m)  Liens to secure Interest Rate and Currency Obligations; and

          (n)   Liens not otherwise permitted by clauses (a) through (m) above encumbering property having an aggregate fair market value not in excess of 15% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of LQ Corporation as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be incurred.

        "Permitted Refinancing" means Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, to the extent:

          (a)   the principal amount of Refinancing Indebtedness or the liquidation preference amount of Refinancing Disqualified Stock, as the case may be, does not exceed the principal amount of Indebtedness or the liquidation preference amount of Disqualified Stock, as the case may be, so extended, refinanced, renewed, replaced, defeased or refunded, plus the amount of premiums and reasonable expenses incurred in connection with the refinancing;

          (b)   in the case of Refinancing Indebtedness other than with respect to the 7.114% Notes or Trust Certificates, the Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (c)   in the case of Refinancing Disqualified Stock, the Disqualified Stock has a Weighted Average Life to Mandatory Redemption equal to or greater than the Weighted Average Life to Mandatory Redemption of the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;

          (d)   if the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded is subordinated or junior in right of payment, by its terms, to the notes, the Refinancing Indebtedness or Refinancing Disqualified Stock, as the case may be, is subordinated or junior in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness or the Disqualified Stock, as the case may be, being extended, refinanced, renewed, replaced, defeased or refunded; and

          (e)   the Refinancing Indebtedness or Refinancing Disqualified Stock is incurred or issued either by LQ Corporation or by a Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

        "Permitted Venture" means any Person that owns, operates or develops a Hospitality-Related Business pursuant to Franchise Arrangements.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means (a) any Equity Interest, other than the Class B Common Stock, with preferential right in the payment of dividends or distributions or upon liquidation, and (b) any Disqualified Stock.

        "Qualified CMBS Transaction" means any transaction or series of transactions entered into by LQ Corporation or any Restricted Subsidiary pursuant to which LQ Corporation or such Restricted Subsidiary sells, conveys or otherwise transfers to an Unrestricted Subsidiary any real estate assets or mortgage receivables (whether now existing or arising in the future) of LQ Corporation or any Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such real estate assets or mortgage receivables, all contracts and guarantees or other obligations in respect of such real estate assets or mortgage receivables, proceeds of such real estate assets or mortgage receivables, and other assets that are customarily transferred in connection with asset securitization transactions involving real estate assets or mortgage receivables.

        "Rating Agencies" means Moody's and S&P.

        "Reference Treasury Dealer" means Lehman Brothers Inc. or any other investment banking firm of national reputation and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), LQ Properties will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Refinancing Disqualified Stock" means Disqualified Stock issued in exchange for, or the proceeds of which are used, to extend, refinance, renew, replace, defease or refund, Disqualified Stock or Indebtedness permitted to be issued or incurred under the tests described in the first paragraph of the covenant described under "—Covenants—Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g) and (i) of the second paragraph of that covenant.

        "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance renew, replace, defease or refund, Disqualified Stock or Indebtedness (including the 7.114% Notes and the Trust Certificates) permitted to be issued or incurred under the tests described in the first paragraph of the covenant described under "—Covenants—Incurrence of Indebtedness and Issuance of Certain Capital Stock" or Indebtedness referred to in clauses (c), (e), (g) and (i) of the second paragraph of that covenant.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of LQ Corporation (including LQ Properties) that is not an Unrestricted Subsidiary.

        "7.114% Notes" means the 7.114% Exercisable Put Option Notes due August 15, 2011, including all related contractual rights and obligations.

        "S&P" means Standard & Poor's Ratings Services and its successors.

        "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by LQ Corporation or any Restricted Subsidiary that are reasonably customary in connection with a Qualified CMBS Transaction by the parent or sponsoring entity.

        "Subsidiary" means, with respect to any person:

          (a)   any corporation, association or other business entity of which more than 50% of the voting power of the outstanding voting stock is owned, directly or indirectly, by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date; and

          (b)   any partnership (1) in which such Person or one or more subsidiaries of such Person is, at the time, a general partner and owns alone or together with LQ Corporation or any Restricted Subsidiary a majority of the partnership interest; or (2) in which such Person or one or more subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformity with GAAP and the financial statements of which are so consolidated.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Trust Certificates" means the 7.114% Exercisable Put Option Securities due August 15, 2004 issued by the trust which holds the 7.114% Notes.

        "Unrestricted Subsidiary" means any subsidiary that is, or has been, designated by LQ Corporation's board of directors as an Unrestricted Subsidiary under a board resolution, but only to the extent that the Subsidiary:

          (a)   has no Indebtedness other than Non-Recourse Indebtedness;

          (b)   except with respect to an Unrestricted Subsidiary in connection with a Qualified CMBS Transaction, is not party to any agreement, contract, arrangement or understanding with LQ

  Corporation or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to LQ Corporation or the Restricted Subsidiary than those that might be obtained at the same time from Persons who are not affiliates of LQ Corporation;

          (c)   is a Person with respect to which neither LQ Corporation nor any Restricted Subsidiary has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels of operating results, other than under agreements relating to the management of hotels entered into between Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of the subsidiaries' business, consistent with past practice; and

          (d)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of LQ Corporation or any Restricted Subsidiary, other than pursuant to Standard Securitization Undertakings.

        Any designation by LQ Corporation's board of directors made after the Issue Date shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an officer's certificate certifying that the designation complied with the foregoing conditions and was permitted by the covenant described above under "—Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of that date, and, if the Indebtedness is not permitted to be incurred as of that date under the covenant described under "—Covenants—Incurrence of Indebtedness and Issuance of Certain Capital Stock," such event shall constitute a default of the covenant.

        LQ Corporation's board of directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, but the designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of the Unrestricted Subsidiary, and the designation shall only be permitted if (a) the Indebtedness is permitted under the covenant described under "—Covenants—Incurrence of Indebtedness and Issuance of Certain Capital Stock," and (b) no default or event of default would be in existence following the designation.

        LQ Properties may not under any circumstances be designated as an Unrestricted Subsidiary.

        "Weighted Average Life to Mandatory Redemption" means, when applied to any Disqualified Stock at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount by (2) the number of years, calculated to the nearest one-twelfth, that will elapse between that date and the making of the payment, by (b) the then outstanding liquidation preference amount of the Disqualified Stock.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the amount, by (2) the number of years, calculated to the nearest one twelfth, that will elapse between that date and the making of the payment, by (b) the then outstanding principal amount of the Indebtedness.

Book-Entry Settlement and Clearance

        The new notes will be evidenced by one or more certificates in registered global form which will be deposited with, or on behalf of, DTC in New York, New York and registered in the name of

Cede & Co., DTC's nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor to DTC or its nominee.

Book-Entry Procedures for the Global Notes

        The descriptions of the operations and procedures of DTC, Euroclear and Clearstream described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we nor the exchange agent takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        DTC has advised us that it is:

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  a limited purpose trust company organized under the laws of the State of New York;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

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  a "clearing agency" registered under Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants, which eliminates the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and some other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a participant in DTC, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants in DTC. We expect that pursuant to procedures established by DTC:

  •
  upon deposit of each global note, DTC will credit the accounts of participants in DTC designated by the exchange agent with an interest in the global note; and

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  ownership of the new notes will be shown on, and the transfer of ownership of the new notes will be effected only through, records maintained by DTC, with respect to the interests of participants in DTC, and the records of participants and indirect participants, with respect to the interests of persons other than participants in DTC.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. Accordingly, the ability to transfer interests in the new notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in new notes represented by a global note to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of the interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by the global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

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  will not be entitled to have new notes represented by the global note registered in their names;

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  will not receive or be entitled to receive physical delivery of certificated new notes; and

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  will not be considered the owners or holders of the new notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

        Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the holder owns its interest, to exercise any rights of a holder of new notes under the indenture or the global note. We understand that under existing industry practice, if we request any action of holders of new notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of the global note, is entitled to take, then DTC would authorize its participants to take the action and the participants would authorize holders owning through participants to take the action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of new notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the new notes.

        Payments with respect to the principal of, and interest on, any new notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing those new notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the new notes, including the global notes, are registered as the owners of the new notes for the purpose of receiving payment on the new notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, including principal and interest. Payments by the participants and the indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the new notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines, Brussels time, of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

        Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform the procedures, and the procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

        New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

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  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed by us within 90 days;

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  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

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  we, at our option, elect to cause the issuance of certificated new notes.

EXCHANGE OFFER AND REGISTRATION RIGHTS

        As a condition to the initial sale of the old notes, we entered into the exchange and registration rights agreement with Lehman Brothers Inc., as representative of the initial purchasers. In that agreement, we agreed, at our cost, to file with the SEC and use our reasonable best efforts to cause to become effective the exchange registration statement with respect to the registered offer to exchange the old notes for the new notes.

        The registration statement of which this prospectus is a part is the exchange registration statement referred to above, and the exchange offer described in this prospectus is the exchange offer referred to above. The terms of the new notes are substantially identical to the terms of the old notes, except that the new notes have been registered and transfer restrictions, registration rights and provisions for additional interest in the event the exchange registration statement is not declared effective, the exchange offer is not consummated or a shelf registration statement covering resales of the old notes is not declared effective within certain time periods relating to the initial sale of the old notes will not apply to the new notes.

        The registration rights agreement provides that:

          (a)   LQ Properties and LQ Corporation will file an exchange registration statement with the SEC on or prior to 150 days after March 19, 2003 (the "Issue Date"), or by August 16, 2003;

          (b)   LQ Properties and LQ Corporation will use their reasonable best efforts to have the exchange registration statement declared effective by the SEC on or prior to 210 days after the Issue Date, or by October 15, 2003;

          (c)   unless the exchange offer would not be permitted by applicable law or SEC policy, LQ Properties and LQ Corporation will commence the exchange offer and use their respective reasonable best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the exchange registration statement was declared effective by the SEC, new notes in exchange for all old notes tendered prior thereto in the exchange offer, or by November 14, 2003; and

          (d)   if obligated to a shelf registration statement, LQ Properties and LQ Corporation will use their respective reasonable best efforts to file the shelf registration statement with the SEC on or prior to 60 days after such filing obligation arises, and to cause the shelf registration statement to be declared effective by the SEC on or prior to 120 days after such filing obligation arises.

        If:

            (1)   LQ Properties and LQ Corporation fail to file the exchange registration statement or the shelf registration statement on or before the date specified above for such filing;

            (2)   any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

            (3)   LQ Properties and LQ Corporation fail to consummate the exchange offer within 30 business days, or longer, if required by the federal securities laws, of the Effectiveness Target Date with respect to the exchange registration statement; or

            (4)   the shelf registration statement or the exchange registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement;

        (each such event referred to in clauses (1) through (4) above a "Registration Default"), then LQ Properties and LQ Corporation will pay liquidated damages to each holder of Transfer Restricted Securities adversely affected by such Registration Default, with respect to the first 90 day period immediately following the occurrence of that Registration Default, in an amount equal to $0.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such holder.

        The amount of the liquidated damages will increase by an additional $0.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90 day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $0.50 per week per $1,000 principal amount of Transfer Restricted Securities.

        All accrued liquidated damages will be paid by LQ Properties and LQ Corporation on each damages payment date to the global note holder and to holders of certificated notes in the same manner as interest is paid under the notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

        For purposes of the preceding, "Transfer Restricted Securities" means each old note until:

          (a)   the date on which such old note has been exchanged by a Person other than a broker-dealer for a new note in the exchange offer so long as such Person is not prohibited from reselling the new notes to the public without delivering a prospectus and the prospectus contained in the exchange registration statement is not sufficient for such purpose;

          (b)   following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange registration statement;

          (c)   the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

          (d)   the date on which such old note is distributed to the public pursuant to Rule 144 under the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes specified United States federal income tax considerations that may be relevant to the exchange of unregistered old notes for registered new notes pursuant to the exchange offer and to the ownership and disposition of the new notes by U.S. and non-U.S. holders, each as defined below, who acquire the new notes in the exchange offer. The following discussion does not purport to be a full description of all United States federal income tax considerations that may be relevant to the exchange offer or to the holding or disposition of the new notes. The discussion of the United States federal income tax considerations below is based on currently existing provisions of the Internal Revenue Code, as amended, (the "Code"), the applicable Treasury Regulations promulgated and proposed under the Code, judicial decisions and administrative interpretations, all of which are subject to change, possibly on a retroactive basis. No ruling from the Internal Revenue Service, or IRS, or opinion of counsel has been or will be sought with respect to any of the described consequences.

        This summary does not represent a detailed description of the United States federal income tax consequences to holders of the notes in light of their particular circumstances or status, nor does it address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, "controlled foreign corporations," "passive foreign investment companies," "foreign person holding companies" or banks whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code, and persons that have a functional currency other than the U.S. dollar or persons in special situations, such as those who have elected to mark securities to market or those who hold notes as part of a straddle, hedge, conversion transaction or other integrated investment). In addition, this summary does not address U.S. federal alternative minimum tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. The discussion below assumes that the notes are held as capital assets within the meaning of Section 1221 of the Code.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

Exchange of Old Notes for New Notes

        The exchange of unregistered old notes for registered new notes in the exchange offer should not constitute an exchange for U.S. federal income tax purposes. Accordingly, the exchange offer should not have any U.S. federal income tax consequences to you and you should not recognize gain or loss if you exchange your unregistered old notes for registered new notes.

        The new notes will be treated for federal income tax purposes as a continuation of the old notes. Accordingly, a beneficial owner of an old note will have the same adjusted tax basis and holding period in the new note as the owner had in the old note exchanged therefor. In addition, the United States federal income tax consequences of holding and disposing of your registered new notes will be the same as those applicable to your unregistered old notes.

        The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each holder should consult its own tax advisor as to particular tax consequences to it of exchanging unregistered old notes for registered new notes, including the applicability and effect of any state, local or foreign tax laws and of any proposed changes in applicable laws.

Taxation of Holders Who Are U.S. Persons

        The discussion in this section applies only to holders of the new notes who are U.S. persons. A U.S. person is a person who is for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any state or under the laws of the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  •
  an estate which is required to pay U.S. federal income tax regardless of the source of its income; or

  •
  a trust whose administration is under the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

        Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to this date that elect to continue to be treated as U.S. persons, are also considered U.S. persons.

Stated interest and market discount

        You must generally include the interest on the new notes in ordinary income:

  •
  when it accrues, if you use the accrual method of accounting for United States federal income tax purposes; or

  •
  when you receive it, if you use the cash method of accounting for United States federal income tax purposes.

        You should be aware that the holding and disposition of new notes may be affected by the market discount provisions of the Code. These rules generally provide that if a holder of a debt instrument purchases it at a market discount and thereafter recognizes gain on a disposition of the debt instrument, including a gift or payment on maturity, the lesser of such gain or appreciation, in the case of a gift, and the portion of the market discount that accrued while the debt instrument was held by such holder will be treated as ordinary interest income at the time of the disposition. For this purpose, a purchase at a market discount includes a purchase after original issuance at a price below the debt instrument's stated principal amount. The market discount rules also provide that a holder who acquires a debt instrument at a market discount and who does not elect to include such market discount in income on a current basis may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

        A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount thereon accrues, either on a straight-line basis or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service, or "IRS". If a holder of a new note elects to include market discount in income in accordance with the preceding sentence, the foregoing rules with respect to the recognition of ordinary income on a sale or particular other dispositions of such new note and the deferral of interest deductions on indebtedness related to such new note would not apply.

Amortizable bond premium

        Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder may elect to amortize under the constant interest rate method and deduct the amortized premium over the period from the holder's acquisition date to the obligation's maturity date. A holder who elects to amortize bond premium must reduce the tax basis in the related obligation by the amount of the aggregate deductions allowable for amortizable bond premium.

        The amortizable bond premium deduction is treated as an offset to interest income on the related note for federal income tax purposes. You are urged to consult your tax advisor as to the consequences of the treatment of such premium as an offset to interest income for federal income tax purposes.

Disposition

        In general, you will recognize gain or loss upon the sale, exchange, redemption, payment upon maturity or other taxable disposition of a new note. The gain or loss is measured by the difference between (a) the amount of cash and the fair market value of property received and (b) your tax basis in the new note as increased by any market discount previously included in income and decreased by any amortizable bond premium deducted over the term of the new note. However, the amount of cash and the fair market value received excludes cash or other property attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income. Subject to the market discount and amortizable bond premium rules above, any such gain or loss will generally be long-term capital gain or loss, provided the new note is a capital asset in your hands and you have held the new note for more than one year.

Backup withholding

        You may be subject to a 28% backup withholding tax when you receive interest payments on the new note or proceeds upon the sale or other disposition of a new note. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. In addition, the 28% backup withholding tax will not apply to you if you provide your taxpayer identification number ("TIN") in the prescribed manner unless:

  •
  the IRS notifies us or our agent that the TIN provided is incorrect;

  •
  you fail to report interest and dividend payments that you receive on your tax return and the IRS notifies us or our agent that withholding is required; or

  •
  you fail to certify under penalties of perjury that you are not subject to backup withholding.

        If the 28% backup withholding tax does apply to you, you may use the amounts withheld as a refund or credit against your United States federal income tax liability as long as you provide certain information to the IRS. A holder of new notes who does not provide us with his current taxpayer identification number may be subject to penalties imposed by the Commissioner of the IRS. Any amount paid as backup withholding will be creditable against your income tax liability.

        We will report to you and the IRS the amount of any interest or dividends paid and any amount withheld with respect to the new notes during the calendar year.

Taxation of Holders Who Are Non-U.S. Persons

        The discussion in this section applies to holders of the new notes who are not U.S. persons, such as nonresident alien individuals and foreign corporations.

        Payments of principal and interest on a new note beneficially owned by you will not be subject to United States federal withholding tax; provided, in the case of interest:

  •
  each of the following conditions is met:

              (i)  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of LQ Properties;

             (ii)  you are not a controlled foreign corporation that is related, directly or indirectly, to LQ Properties; and

            (iii)  either (x) you provide an IRS Form W-8BEN certifying to the person otherwise required to withhold United States federal income tax from such interest that you are not a U.S. person and provide your name and address, or (y) the certification procedures set forth in Treasury Regulations Section 1.871-14(c)(2) are otherwise satisfied; or

  •
  you are entitled to the benefits of an income tax treaty under which the interest is exempt from United States federal withholding tax and you or your agent provides an IRS Form W-8BEN claiming the exemption; or

  •
  you conduct a trade or business in the United States to which the interest is effectively connected and you or your agent provides an IRS Form W-8ECI;

provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge or reason to know that the certification or any statement on the IRS Form is false.

        You will not be subject to United States federal withholding tax on any gain realized on the sale, exchange or other disposition of a new note unless the gain is effectively connected with a trade or business conducted by you in the United States or, in the case of an individual, you are present in the United States for 183 days or more in the taxable year in which the sale, exchange or other disposition occurs and certain other conditions are met.

        If you engage in a trade or business in the United States, and if interest on the new note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct by you of such trade or business, you will generally be subject to regular United States income tax on such effectively connected income in the same manner as if you were a U.S. person. In addition, if you are a foreign corporation, you may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) on your effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a new note will be included in your effectively connected earnings and profits if such interest or gain, as the case may be, is effectively connected with the conduct by you of a trade or business in the United States.

        You should be aware that if you do not properly provide the required IRS form, or if the IRS form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the new note may be subject to United States withholding tax at a 30% rate. Such tax, however, may in certain circumstances be allowed as a refund or as a credit against your United States federal income tax.

Classification of La Quinta Properties, Inc. as a REIT

        LQ Properties believes that it has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, we cannot assure you that LQ Properties has qualified as a REIT or will continue to so qualify.

        It must be emphasized that such qualification and taxation as a REIT depend upon LQ Properties' ability to meet, through actual annual operating results, certain distribution levels, specified diversity of stock ownership and various other qualification tests imposed under the REIT provisions of the Code, as discussed below. We cannot assure you that the actual results of LQ Properties' operations for any particular taxable year have satisfied or will satisfy such requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time.

        If LQ Properties has qualified and continues to qualify for taxation as a REIT, LQ Properties generally will not be subject to federal corporate income taxes on that portion of its ordinary income or capital gain that it distributes currently to its stockholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its stockholders. This deduction for dividends paid to stockholders substantially eliminates the federal "double taxation" of earnings that a regular corporation would be required to pay. When we use the term "double taxation," we refer to taxation of corporate income at two levels, taxation at the corporate level when the corporation must pay tax on the income it has earned and taxation again at the stockholder level when the stockholder pays taxes on the distributions received from the corporation's income in the way of dividends.

        Even if LQ Properties qualifies as a REIT, it will be subject to tax under certain circumstances. For example, it will be subject to a 100% tax on its net income from "prohibited transactions," which are generally sales or other dispositions of property held primarily for sale to customers in the ordinary course of business. We currently do not expect to owe a material amount of any federal tax. In addition, activities conducted through a taxable REIT subsidiary are subject to tax at regular corporate rates. A taxable REIT subsidiary generally permits a REIT to engage in activities that would produce income not satisfying the REIT gross income tests, described below, or be subject to the 100% tax described above. We currently do not expect to earn a significant amount of our income through taxable REIT subsidiaries.

  Requirements for qualification as a REIT

        In order to have qualified as a REIT, LQ Properties must have met and continue to meet the requirements discussed below, relating to its organization, sources of income, nature of assets and distributions of income to stockholders.

  Organizational requirements

        The Code defines a REIT as a corporation, trust or association that meets the following conditions:

  (1)
  is managed by one or more trustees or directors,

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest,

  (3)
  would be taxable as a domestic corporation but for the REIT requirements,

  (4)
  is neither a financial institution nor an insurance company subject to applicable provisions of the Code,

  (5)
  the beneficial ownership of which is held by 100 or more persons, and

  (6)
  during the last half of each taxable year, five or fewer individuals (as defined in the Code to include certain entities) do not own, directly or indirectly, more than 50% in value of the outstanding stock, taking into account the applicable attribution rules.

        In addition, other tests, described below, regarding the nature of income and assets of the REIT also must be satisfied. The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) (the "100 Stockholder Requirement" and "Five or Fewer Requirements," respectively) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of conditions (5) and (6), pension funds and particular other tax-exempt entities are treated as individuals, subject to an exception in the case of condition (6) that looks through the fund or entity to actual participants of the fund or the entity to its beneficial owners in determining the number of owners of the outstanding stock.

        The charter of LQ Properties currently includes restrictions regarding transfers of common stock and preferred stock, which restrictions are intended, among other things, to assist LQ Properties in continuing to satisfy conditions (5) and (6). We cannot assure you, however, that the restrictions in LQ Properties' charter will, as a matter of law, preclude it from failing to satisfy these conditions or that a transfer in violation of these restrictions would not cause LQ Properties to fail these conditions.

  Income tests

        To maintain qualification as a REIT, two gross income requirements must be satisfied annually:

  •
  at least 75% of LQ Properties' gross income, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property including rents from real property and, in particular circumstances, interest or from particular types of temporary investments and

  •
  at least 95% of LQ Properties' gross income for each taxable year must be derived from such real property investments and from dividends, interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing.

        For purposes of these tests, gross income excludes gains from sales of inventory.

        LQ Properties' believes that it has satisfied the 75% and 95% income tests for each year beginning with its first taxable year as a REIT. You should be aware, however, that compliance with the income tests involves factual and legal determinations, the resolution of which are not always in LQ Properties' control.

        LQ Properties derives a substantial portion of its income from the leasing of its hotel properties. LQ Properties currently leases for a fixed period substantially all of its fee and leasehold interests in its hotels and associated property to a wholly owned subsidiary of LQ Corporation, LQC Leasing, LLC. Prior to April 1, 2002, these leases provided for a fixed payment of base rent plus a percentage rent based on room and other revenues. Effective April 1, 2002, the leases were modified to provide for, among other things, a percentage rent payment only in an amount equal to 40% of the gross room revenues provided from the hotel properties.

        In order for the rents paid under the intercompany leases to constitute "rents from real property," such leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the intercompany leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. We believe that the intercompany leases constitute and will continue to constitute true leases, although we cannot assure you that the IRS would not challenge the characterization of such leases or that the IRS would not prevail in such a challenge. If any significant lease is recharacterized as a service contract or a partnership agreement, rather than as a true lease, LQ Properties would not be able to satisfy either the 75% or 95% gross income tests.

        The percentage rent under the intercompany leases will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the intercompany leases are entered into, (ii) are not renegotiated during the term of the leases in a manner that has the effect of basing percentage rent on income or profits, and (iii) conform with normal business practice. More generally, percentage rent will not qualify as "rents from real property" if, considering the intercompany leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

        We believe that the intercompany leases conform with normal business practice and the percentage rent will be treated as "rents from real property." LQ Properties does not intend, with respect to hotel properties that it may directly or indirectly acquire in the future, to charge rent that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).

        LQ Properties may not own, directly or constructively, 10% or more of LQ Corporation. If LQ Properties were to own, directly or constructively, 10% or more of any tenant, including LQ Corporation, the tenant would be a related party tenant and the rent paid by the tenant with respect to the leased property would not qualify as income of the type that can be received by a REIT. In order to prevent such a situation, which would likely result in the disqualification of LQ Properties as a REIT, the charter of LQ Properties and the charter of LQ Corporation contain restrictions on the amount of shares of either corporation that any one person can own. These restrictions generally provide that any attempt by any one person to actually or constructively acquire 9.9% or more of the outstanding paired common stock of the Companies will be ineffective. Notwithstanding such restrictions, because the Code's constructive ownership rules for purposes of the 10% ownership limit are broad and it is not possible for us to continually monitor direct and constructive ownership of paired common stock, it is possible for a person to own sufficient paired common stock of the companies to cause the termination of LQ Properties' REIT status. LQ Properties currently leases substantially all of its fee and leasehold interests in its hotels and associated property to LQC Leasing, LLC.

        We believe that the rent payable under the intercompany leases will be treated as "rents from real property" for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would cause a portion of the rent received to fail to qualify as "rents from real property." If such failure were in sufficient amounts, LQ Properties would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

        If LQ Properties fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, LQ Properties may still qualify as a REIT for that year if LQ Properties is eligible for relief under certain provisions of the Code. These relief provisions generally will be available if:

  •
  LQ Properties' failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  LQ Properties attaches a schedule of its income sources to its federal income tax return; and

  •
  any incorrect information on the schedule is not due to fraud with intent to evade tax.

        It is not possible, however, to state whether, in all circumstances, LQ Properties would be entitled to the benefit of these relief provisions. For example, if LQ Properties fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on such income, the IRS could conclude that LQ Properties' failure to satisfy the tests was not due to reasonable cause. Even if these relief provisions apply, a tax would be imposed with respect to the excess income.

  Asset tests

        At the close of each quarter of LQ Properties' taxable year, it also must satisfy four tests relating to the nature and diversification of its assets:

  •
  at least 75% of the value of LQ Properties' total assets must be represented by real estate assets, cash, cash items and government securities;

  •
  no more than 25% of LQ Properties' total assets may be represented by securities other than those in the 75% asset class;

  •
  of LQ Properties' assets included in the 25% asset class, the value of any one issuer's securities, other than securities of a taxable REIT subsidiary, may not exceed 5% of the value of LQ Properties' total assets, and LQ Properties generally may not own more than 10% by vote or value of any one issuer's outstanding securities, other than securities of a taxable REIT subsidiary; and

  •
  the value of the securities LQ Properties owns in any taxable REIT subsidiaries may not exceed 20% of the value of LQ Properties total assets.

        The asset tests referred to above generally must be met for any quarter in which LQ Properties acquires an asset or securities of an issuer. After initially meeting the asset tests at the close of any quarter, LQ Properties will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition during a quarter, the failure generally can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. LQ Properties intends to maintain and believes that it has maintained adequate records of the value of LQ Properties' assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

  Annual distribution requirements

        In order to be taxed as a REIT, LQ Properties is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

  •
  the sum of (1) 90% of LQ Properties' REIT taxable income, which is computed without regard to the dividends-paid deduction and LQ Properties' capital gain, and (2) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

  •
  the sum of particular items of noncash income.

        Such distribution must be paid in the taxable year to which it relates, or in the following taxable year if declared before LQ Properties timely files its federal income tax return for such year and if paid on or before the first regular dividend payment after such declaration.

        LQ Properties believes that it has made and intends to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

Failure to Qualify

        If LQ Properties fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, LQ Properties will be subject to tax on its taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which LQ Properties fails to qualify will not be deductible by LQ Properties nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, and subject to limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless LQ Properties is entitled to relief under specific statutory provisions, LQ Properties also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances LQ Properties would be entitled to such statutory relief. For example, if LQ Properties fails to satisfy the gross income tests because nonqualifying income that LQ Properties intentionally incurs exceeds the limit on such income, the IRS could conclude that LQ Properties' failure to satisfy the tests was not due to reasonable cause.

PLAN OF DISTRIBUTION

        Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, we believe that the new notes to be issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than any holder which is an "affiliate" of La Quinta within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of the holder's business and the holder has no arrangement with any person to participate in the distribution of the new notes. Accordingly, any holder using the exchange offer to participate in a distribution of the new notes will not be able to rely on these no-action letters. Notwithstanding the foregoing, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where those old notes were acquired as a result of market-making activities or other trading activities. For a period of up to 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Any broker-dealers who acquired old notes from us may not rely on interpretations of the staff of the SEC to the foregoing effect and must instead comply with the registration requirements and prospectus delivery requirements of the Securities Act (including being named a selling securityholder) in order to resell the old notes for the new notes.

        We will not receive any proceeds from any sales of the new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker dealers, and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes and the guarantees will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Joint Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

        Section 145(a) of the Delaware General Corporate Law (DGCL) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

        Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

        Article Twelfth of each of the LQ Corporation Charter and the LQ Properties Charter provide that a director of ours shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL as it exists or may hereafter be amended.

        Article VII of the LQ Corporation bylaws and Article VIII of the LQ Properties bylaws provide in effect that, subject to certain limited exceptions, we shall indemnify our directors and officers to the extent authorized or permitted by the DGCL. Our directors and officers are insured under policies of insurance maintained by us, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, we have entered into contracts with certain of our directors and officers providing for indemnification of such persons by us to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 21. Exhibits and Financial Statement Schedules

  (a)
  See Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of La Quinta Corporation filed with the Secretary of State of Delaware on January 2, 2002 (Incorporated by reference to Exhibit 3.1 to the joint annual report on Form 10-K of La Quinta Corporation and La Quinta Properties, Inc. filed on March 18, 2002, Nos. 001-08131 and 001-08132).
3.2
Amended and Restated Certificate of Incorporation of La Quinta Properties, Inc. filed with the Secretary of State of Delaware on January 2, 2002 (Incorporated by reference to Exhibit 3.2 to the joint annual report on Form 10-K of La Quinta Corporation and La Quinta Properties, Inc. filed on March 18, 2002, Nos. 001-08131 and 001-08132).
3.3
By-laws of La Quinta Corporation, as Amended and Restated on February 27, 1998 (Incorporated by reference to Exhibit 3.6 to the joint registration statement on Form S-4/A of Meditrust Corporation and Meditrust Operating Company, filed on March 27, 1998, Nos. 333-47737 and 333-47737-01).
3.4
By-laws of La Quinta Properties, Inc., as Amended and Restated on February 27, 1998 (Incorporated by reference to Exhibit 3.5 to the joint registration statement on Form S-4/A of Meditrust Corporation and Meditrust Operating Company, filed on March 27, 1998, Nos. 333-47737 and 333-47737-01).
4.1
Exchange and Registration Rights Agreement, dated as of March 19, 2003, by and among La Quinta Properties, Inc., Parent Guarantor (as defined therein) and Lehman Brothers Inc., on behalf of the Initial Purchasers (as defined therein) (Incorporated by reference to Exhibit 4.2 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
4.2
Indenture dated as of March 19, 2003 among La Quinta Properties, Inc., La Quinta Corporation and U.S. Bank Trust National Association, as Trustee (Incorporated by reference to Exhibit 4.1 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
4.3
Form of La Quinta Properties, Inc. 8 7/8% Note due 2011 (Incorporated by reference to Exhibit 4.3 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered. *
8.1	Opinion of Goodwin Procter LLP as to certain tax matters regarding the Securities being registered. *
10.1
Second Amendment to Credit Agreement, dated as of March 5, 2003, by and among La Quinta Corporation, La Quinta Properties, Inc., the financial institutions listed therein, Canadian Imperial Bank of Commerce, as administrative agent, and the Credit Support Parties, as defined therein (Incorporated by reference to Exhibit 4.4 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
12.1	Calculation of Ratios of Earnings to Fixed Charges. *

21.1
Subsidiaries of La Quinta Corporation and La Quinta Properties, Inc. (Incorporated by reference to Exhibit 21.1 to the Form 10-K of La Quinta Corporation and La Quinta Properties, Inc. filed on March 7, 2003, Nos. 001-08132).
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. *
23.2	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto).
24.1	Power of Attorney (included in the signature pages of this joint registration statement). *
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association. *
99.1	Form Letter of Transmittal. *
99.2	Form Notice of Guaranteed Delivery. *
99.3	Form Letter to Registered Holders and DTC Participants. *
99.4	Form Letter to Clients. *

*
Filed herewith.

Item 22. Undertakings

        (a)   The undersigned registrants hereby undertake:

           (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this joint registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the joint registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the joint registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective joint registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the joint registration statement or any material change to such information in the joint registration statement.

           (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new joint registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' joint annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the joint registration statement shall be deemed to be a new joint registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this joint registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (d)   The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the joint registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new joint registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (f)    The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the joint registration statement through the date of responding to the request.

        (g)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the joint registration statement when it became effective.

LA QUINTA CORPORATION SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this joint registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 5th day of June, 2003.

LA QUINTA CORPORATION
By:	/s/ FRANCIS W. CASH Francis W. Cash President and Chief Executive Officer
By:	/s/ DAVID L. REA David L. Rea Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENT, that we, the undersigned officers and directors of La Quinta Corporation hereby severally constitute and appoint Francis W. Cash and David L. Rea and each singly, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this joint registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this joint registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ FRANCIS W. CASH Francis W. Cash	President, Chief Executive Officer and Director	June 5, 2003
/s/ DAVID L. REA David L. Rea	Executive Vice President and Chief Financial Officer	June 5, 2003
/s/ CLIVE D. BODE Clive D. Bode	Chairman of the Board	June 5, 2003

/s/ WILLIAM C. BAKER William C. Baker	Director	June 5, 2003
/s/ WILLIAM G. BYRNES William G. Byrnes	Director	June 5, 2003
/s/ JAMES P. CONN James P. Conn	Director	June 5, 2003
/s/ JOHN C. CUSHMAN, III John C. Cushman, III	Director	June 5, 2003
/s/ STEPHEN E. MERRILL Stephen E. Merrill	Director	June 5, 2003

LA QUINTA PROPERTIES, INC. SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this joint registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 5th day of June, 2003.

LA QUINTA PROPERTIES, INC.
By:	/s/ FRANCIS W. CASH Francis W. Cash President and Chief Executive Officer
By:	/s/ DAVID L. REA David L. Rea Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENT, that we, the undersigned officers and directors of La Quinta Properties, Inc. hereby severally constitute and appoint Francis W. Cash and David L. Rea and each singly, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this joint registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this joint registration statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ FRANCIS W. CASH Francis W. Cash	President, Chief Executive Officer and Director	June 5, 2003
/s/ DAVID L. REA David L. Rea	Executive Vice President and Chief Financial Officer	June 5, 2003
/s/ CLIVE D. BODE Clive D. Bode	Chairman of the Board	June 5, 2003

/s/ WILLIAM C. BAKER William C. Baker	Director	June 5, 2003
/s/ WILLIAM G. BYRNES William G. Byrnes	Director	June 5, 2003
/s/ JAMES P. CONN James P. Conn	Director	June 5, 2003
/s/ JOHN C. CUSHMAN, III John C. Cushman, III	Director	June 5, 2003
/s/ STEPHEN E. MERRILL Stephen E. Merrill	Director	June 5, 2003

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of La Quinta Corporation filed with the Secretary of State of Delaware on January 2, 2002 (Incorporated by reference to Exhibit 3.1 to the joint annual report on Form 10-K of La Quinta Corporation and La Quinta Properties, Inc. filed on March 18, 2002, Nos. 001-08131 and 001-08132).
3.2
Amended and Restated Certificate of Incorporation of La Quinta Properties, Inc. filed with the Secretary of State of Delaware on January 2, 2002 (Incorporated by reference to Exhibit 3.2 to the joint annual report on Form 10-K of La Quinta Corporation and La Quinta Properties, Inc. filed on March 18, 2002, Nos. 001-08131 and 001-08132).
3.3
By-laws of La Quinta Corporation, as Amended and Restated on February 27, 1998 (Incorporated by reference to Exhibit 3.6 to the joint registration statement on Form S-4/A of Meditrust Corporation and Meditrust Operating Company, filed on March 27, 1998, Nos. 333-47737 and 333-47737-01).
3.4
By-laws of La Quinta Properties, Inc., as Amended and Restated on February 27, 1998 (Incorporated by reference to Exhibit 3.5 to the joint registration statement on Form S-4/A of Meditrust Corporation and Meditrust Operating Company, filed on March 27, 1998, Nos. 333-47737 and 333-47737-01).
4.1
Exchange and Registration Rights Agreement, dated as of March 19, 2003, by and among La Quinta Properties, Inc., Parent Guarantor (as defined therein) and Lehman Brothers Inc., on behalf of the Initial Purchasers (as defined therein) (Incorporated by reference to Exhibit 4.2 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
4.2
Indenture dated as of March 19, 2003 among La Quinta Properties, Inc., La Quinta Corporation and U.S. Bank Trust National Association, as Trustee (Incorporated by reference to Exhibit 4.1 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
4.3
Form of La Quinta Properties, Inc. 8 7/8% Note due 2011 (Incorporated by reference to Exhibit 4.3 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
5.1	Opinion of Goodwin Procter LLP as to the legality of the Securities being registered. *
8.1	Opinion of Goodwin Procter LLP as to certain tax matters regarding the Securities being registered. *
10.1
Second Amendment to Credit Agreement, dated as of March 5, 2003, by and among La Quinta Corporation, La Quinta Properties, Inc., the financial institutions listed therein, Canadian Imperial Bank of Commerce, as administrative agent, and the Credit Support Parties, as defined therein (Incorporated by reference to Exhibit 4.4 to the joint quarterly report on Form 10-Q of La Quinta Corporation and La Quinta Properties, Inc. filed on May 6, 2003, Nos. 001-08131 and 001-08132).
12.1	Calculation of Ratios of Earnings to Fixed Charges. *
21.1
Subsidiaries of La Quinta Corporation and La Quinta Properties, Inc. (Incorporated by reference to Exhibit 21.1 to the Form 10-K of La Quinta Corporation and La Quinta Properties, Inc. filed on March 7, 2003, Nos. 001-08132).
23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants. *
23.2	Consent of Goodwin Procter LLP (included in Exhibits 5.1 and 8.1 hereto).

24.1	Power of Attorney (included in the signature pages of this joint registration statement). *
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association. *
99.1	Form Letter of Transmittal. *
99.2	Form Notice of Guaranteed Delivery. *
99.3	Form Letter to Registered Holders and DTC Participants. *
99.4	Form Letter to Clients. *

*
Filed herewith.